SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 6, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Stockholders' Meeting of Heartland Financial USA, Inc. to be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Thursday, May 19, 2016, at 6:00 p.m.

At our Annual Meeting, we will discuss and vote on the matters described in the Notice of Annual Meeting of Stockholders and the proxy statement. Copies of the meeting notice and proxy statement are enclosed, together with a copy of our 2015 Annual Report to Stockholders.

To register your vote, please complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. In the alternative, you may vote your proxy by Internet or telephone by following the instructions on the proxy card. You will be asked to follow the prompts on the Internet or by phone to vote your shares. Your electronic or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

We encourage you to attend our Annual Meeting in person and enjoy camaraderie with other stockholders at the reception following the meeting. I look forward to visiting with you.

Sincerely,

Lynn B. Fuller
Chairman of the Board

1398 Central Avenue · Dubuque, Iowa 52001 · (563) 589-2100

We ask you to join the directors and other fellow stockholders for cocktails and hors d’oeuvres at a reception following the meeting. In order to comfortably accommodate all stockholders, we ask that you please return the enclosed reservation card. The reception will be held in the ballroom pre-function area at the Grand River Center, 500 Bell Street, Dubuque, Iowa, beginning at approximately 7:00 p.m. You need not attend the Annual Meeting in order to attend the reception.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2016

TO THE STOCKHOLDERS OF HEARTLAND FINANCIAL:

The Annual Meeting of Stockholders of Heartland Financial USA, Inc. will be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Thursday, May 19, 2016, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

(1)	Elect three individuals to serve as Class II directors for a term expiring in 2019;
(2)
Amend and restate the Company’s 2012 Long-Term Incentive Plan to increase the number of shares of common stock of the Company authorized for issuance under the Plan by 400,000 shares, to adopt certain other amendments to the Plan, and to re-approve the material terms of performance goals thereunder;

(3)	Approve the Company’s 2016 Employee Stock Purchase Plan;
(4)	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
(5)	Take a non-binding, advisory vote on compensation to our executive officers;
(6)
Vote upon a stockholder proposal (the “Stockholder Proposal”) requesting the Company’s Board of Directors to take the steps necessary to eliminate the classification of terms of the Board of Directors; and

(7)	Transact such other business as may properly be presented at the meeting.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 23, 2016, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. Whether or not you plan to attend the meeting, please vote your shares promptly to ensure they are represented at the meeting. In the event there are an insufficient number of votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

The Board of Directors recommends a vote “for” the three Class II nominees for election to three-year terms ending 2019, as listed in the Company's 2016 proxy statement, and “for” Proposals 2, 3, 4 and 5. The Board of Directors recommends a vote “against” Proposal 6.

By Order of the Board of Directors:

Michael J. Coyle, Secretary
Dubuque, Iowa
April 6, 2016

The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States. In addition, you may vote your proxy by Internet or telephone by following the instructions on the proxy card.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 19, 2016: The proxy statement and Annual Report to Stockholders are available at www.htlf.com

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Heartland Financial USA, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held at the Grand River Center located at 500 Bell Street, Dubuque, Iowa, on Thursday, May 19, 2016, at 6:00 p.m. Central Daylight Time, or at any adjournments or postponements of the meeting. We first mailed this proxy statement and proxy card on or about April 6, 2016.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the Annual Meeting. The following information regarding the meeting and the voting process is presented in a question and answer format.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

You are receiving a proxy statement and proxy card from us because on March 23, 2016, which is the record date for the Annual Meeting, you owned shares of our common stock or Series D preferred stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning the matters to be voted upon to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder designated on the proxy card as your representative at the meeting. The proxy holder will vote your shares as you have instructed on the proxy card. This will ensure that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

You are being asked to vote on the following matters proposed by our Board of Directors:

(1)	Elect three individuals to serve as Class II directors for a term expiring in 2019;
(2)
Amend and restate the Company’s 2012 Long-Term Incentive Plan to increase the number of shares of common stock of the Company authorized for issuance under the Plan by 400,000 shares, to adopt certain other amendments to the Plan, and to re-approve the material terms of performance goals thereunder;

(3)	Approve the Company’s 2016 Employee Stock Purchase Plan;
(4)	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
(5)	Take a non-binding, advisory vote on compensation to our executive officers;
(6)	Vote upon a Stockholder Proposal requesting the Company’s Board of Directors to take the steps necessary to eliminate the classification of terms of the Board of Directors; and
(7)	Transact such other business as may properly be presented at the meeting.

☑    The Board of Directors recommends a vote “for” the three Class II nominees for election to three-year terms ending 2019, as listed in this proxy statement, and “for” Proposals 2, 3, 4 and 5. The Board of Directors recommends a vote “against” Proposal 6.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be voted on at the Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on these matters in a manner they consider appropriate.

HOW MANY VOTES DO OUR STOCKHOLDERS HAVE?

Holders of common stock have one vote for each share of common stock owned at the close of business on March 23, 2016, the record date for the Annual Meeting. Pursuant to the terms of the Certificate of Designation for our Series D preferred stock, holders of our Series D preferred stock vote as a single class on an as-converted basis with the holders of common stock. Holders of our Series D preferred stock have 39.8883 votes per share based on the current conversion ratio.

HOW DO I VOTE?

You may vote either by mail, Internet, telephone or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct. In addition, you may vote your proxy by Internet or telephone by following the instructions on the proxy card.

If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement, “for” the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan, “for” the adoption of the Company’s 2016 Employee Stock Purchase Plan, “for” the ratification of our independent registered public accounting firm and “for” the approval of Heartland executives' compensation as described in the Compensation Discussion and Analysis, and “against” the Stockholder Proposal to declassify the Board of Directors.

If you want to vote in person, please come to the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a separate proxy from your broker in order to vote in person at the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

You will receive more than one proxy card if you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. Please sign and return all proxy cards, or vote by Internet or phone, to ensure that all of your shares are voted.

IF I HOLD SHARES IN THE NAME OF A BROKER, WHO VOTES MY SHARES?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how he or she should vote your shares. It will then be your broker's responsibility to vote your shares in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote in their discretion on behalf of their customers on routine matters, such as the ratification of KPMG LLP as our independent registered public accounting firm. Brokers cannot, however, vote on non-routine matters, such as the election of directors or any matter related to executive compensation, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us indicating that he or she does not have authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below under “How many votes are needed for approval of each proposal?”. Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning the procedures. This ensures that your shares will be voted at the meeting.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

*	signing another proxy with a later date and returning that proxy to Mr. Michael J. Coyle, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001;
*	sending notice to us that you are revoking your proxy;
*	voting your proxy by Internet or telephone by following the instructions on the proxy card; or
*	voting in person at the meeting.
If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker.

HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

A majority of the shares of common stock and Series D preferred stock, on an as-converted basis, that are outstanding as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

*	is present and votes in person at the meeting; or
*	has properly submitted a signed proxy card or other proxy.
On March 23, 2016, there were 24,519,815 shares of common stock outstanding, and 3,000 shares of Series D preferred stock outstanding, convertible into 119,664.9 shares of common stock. Therefore, shares of common stock and Series D preferred stock with at least 12,319,741 votes need to be present to constitute a quorum to hold the Annual Meeting and conduct business.

WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than three nominees. The Board has no reason to believe any nominee will be unable to stand for election.

WHAT OPTIONS DO I HAVE IN VOTING ON EACH OF THE PROPOSALS?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.

HOW MANY VOTES ARE NEEDED FOR EACH PROPOSAL?

The directors are elected by a plurality and the three individuals receiving the highest number of votes cast “for” their election will be elected as directors of Heartland.

The affirmative vote of a majority of the outstanding shares of our common stock and Series D preferred stock, voting together on an as-converted basis, present in person or by proxy at the meeting and entitled to vote is required to approve the amendment and restatement of our 2012 Long-Term Incentive Plan, to approve the Company’s 2016 Employee Stock Purchase Plan, and to approve ratification of the appointment of independent public accountants for the fiscal year ending December 31, 2016. A majority vote of such shares present in person or by proxy at the meeting and entitled to vote is also required in relation to the Stockholder Proposal.

The vote on our executive compensation is advisory and will not be binding upon Heartland or the Board of Directors. However, the Compensation/Nominating Committee of the Board will consider the extent of approval in establishing our compensation plan for subsequent years.

Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, broker non-votes will have no effect on the outcome of the matters to be taken up at the meeting. Abstentions and withhold votes will have the same effect as negative votes.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) by the close of business on the fourth business day after the meeting, which will be by May 25, 2016.

WHO BEARS THE COST OF SOLICITING PROXIES?

We bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of Heartland, or its subsidiaries, may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting to be held on May 19, 2016, you will be entitled to vote for three Class II Directors for terms expiring in 2019. The Board of Directors is divided into three classes of directors having staggered terms of three years. Two of the three nominees for election as Class II directors have been directors for more than ten years: Messrs. Mark C. Falb and John K. Schmidt. Mr. Duane E. White was first elected a director in May 2013 and is being nominated for re-election as a Class II director. Each of the nominees has agreed to serve as a director, if elected. If for any reason any of the nominees become unable to serve before the election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and concerning the other directors whose terms of office will continue after the meeting. Included in the information is each director's age, year first elected and business experience during the previous five years.

☑    The Board of Directors recommends that you vote your shares FOR each of the nominees.

DIRECTOR NOMINEES CLASS II (Term Expires 2019)

Mark C. Falb; Director Since 1995; Age 68
Professional Experience:

Mr. Falb has served as Vice Chairman of the Board of Heartland and Chairman of the Audit/Corporate Governance Committee of Heartland since 2001, and served as Chairman of the Compensation/Nominating Committee of Heartland from 2001 to 2015. He has been Chairman of the Board and Chief Executive Officer of Kendall/Hunt Publishing Company, a publisher of textbooks for the Pre-Kindergarten through 12th grade market and the higher education market, and Westmark Enterprises, Inc., a real estate development company, since 1993. A CPA (inactive), Mr. Falb brings to our Board considerable experience in executive management of nationally-based organizations and experience in finance and financial accounting. Mr. Falb has significant community contacts and is considered a leader in our primary market of Dubuque, Iowa and the Tri-State area of Iowa, Illinois and Wisconsin.

Other Boards and Appointments:

Director and Chairman of the Board of Dubuque Bank and Trust Company and Director of Citizens Finance Co. for more than five years; Director of Citizens Finance of Illinois Co. and Citizens Finance Parent Co. since 2013.

John K. Schmidt; Director Since 2001; Age 56
Professional Experience:

Mr. Schmidt has been the Chief Financial Officer of A.Y. McDonald Industries since 2013. Mr. Schmidt was the Chief Operating Officer (from 2004) and Chief Financial Officer (from 1991) of Heartland until joining A.Y. McDonald Industries. Mr. Schmidt was also an officer of Dubuque Bank and Trust Company from 1984 to 2004 and President from 1999 to 2004. Prior to joining Dubuque Bank and Trust Company in 1984, Mr. Schmidt was employed by the Office of the Comptroller of the Currency (OCC) and Peat Marwick Mitchell, currently known as KPMG LLP. A CPA (inactive), Mr. Schmidt brings to our Board extensive knowledge in operational bank management and accounting.

Other Boards and Appointments:

Director of Dubuque Bank and Trust Company and Citizens Finance Co. for more than five years; Director of Citizens Finance of Illinois Co. and Citizens Finance Parent Co. since 2013; Chairman of Loras College Board of Regents, Dubuque, Iowa, since 2011; Director of A.Y. McDonald Industries since 2013.

Duane E. White; Director Since 2013; Age 60
Professional Experience:

Mr. White has been a partner at Aveus, a management consulting firm in St. Paul, Minnesota since 2013. Prior to joining Aveus, Mr. White was an independent consultant for six years. Mr. White also has over nine years of banking experience with U.S. Bancorp, including as President of the mortgage division for three years, Senior Vice President of Mergers and Acquisitions for two years, Senior Vice President of Marketing Support and Product Management, and Senior Vice President of Corporate Development. He began his career as an examiner for the OCC and was also involved with the regulatory supervision of problem banks in his role as the Assistant to the Regional Director of Special Projects. Mr. White brings considerable expertise in financial services to our Board, including merger and acquisition activity, as well as community knowledge and perspective with respect to Minneapolis and St. Paul, Minnesota.

Other Boards and Appointments:
Director of Minnesota Bank & Trust for more than five years; Director of Fair Isaac Corporation since 2009.

CONTINUING DIRECTORS CLASS III (Term Expires 2017)

James F. Conlan; Director Since 2000; Age 52
Professional Experience:

Mr. Conlan has been a partner with Sidley Austin LLP in Chicago, Illinois since 1996. Mr. Conlan has also been a member of the Executive Committee of Sidley Austin since 2005, Vice Chairman from 2000 to 2006, and Co-Chairman of the Firm-Wide Corporate Reorganization Practice since 2006. Mr. Conlan brings to our Board considerable expertise in complex financial structurings, particularly those associated with workout transactions, and the legal implications of such transactions.

Other Boards and Appointments:
Director of Dubuque Bank and Trust Company and Citizens Finance Co. for more than five years; Director of Citizens Finance of Illinois Co. and Citizens Finance Parent Co. since 2013.

Thomas L. Flynn; Director Since 2002; Age 60
Professional Experience:

Mr. Flynn, who has also served as Vice Chairman of the Board of Heartland since 2005 and Chairman of the Compensation/Nominating Committee of Heartland since 2015, was President of Aggregate Materials Company located in East Dubuque, Illinois from 1999 until his retirement in 2014. Mr. Flynn was President and Chief Executive Officer of Flynn Ready-Mix Concrete Co. from 1999 until his retirement in 2012. He was Chief Financial Officer of Flynn Ready-Mix from 1977 until 1999. He is a past Chairman of the Board of Directors of the National Ready-Mix Concrete Association. Mr. Flynn is a former member of the Iowa Legislature, having served for eight years as a State Senator. He also served for ten years as an adjunct faculty member in the Business Department of a local Liberal Arts College teaching courses in finance and business research methods. Mr. Flynn brings to our Board considerable small business expertise, business contacts in one of our principal markets and skill in governance.

Other Boards and Appointments:

Director and Vice Chairman of the Board of Dubuque Bank and Trust Company and Director of Citizens Finance Co. for more than five years; Director of Citizens Finance of Illinois Co. and Citizens Finance Parent Co. since 2013.

Kurt M. Saylor; Director Since 2013; Age 63
Professional Experience:

Mr. Saylor has been President and Chief Executive Officer of Morrill & Janes Bank and Trust Company since 2002. He began his banking career as an examiner with the Office of State Bank Commissioner in Kansas after graduating from college in 1974. He was an examiner for one year. He joined Morrill & Janes Bank and Trust Company in 1975. He served as Chairman and Chief Executive Officer of Century Capital Financial (City National Bank) in Kilgore, Texas, from 1997 to 2008. He also served as Chairman and Chief Executive Officer of FBC Financial Corp (1st Bank Oklahoma) in Claremore, Oklahoma, from 1998 to 2011. Mr. Saylor brings to our Board community bank leadership experience and familiarity with operating under a multi-bank holding company structure. In addition, he has community knowledge and perspective with respect to the Kansas City metropolitan area.

Other Boards and Appointments:
Director of Morrill & Janes Bank and Trust Company, which became a Heartland subsidiary in 2013, for more than five years.

CONTINUING NOMINEES CLASS I (Term Expires 2018)

Lynn B. Fuller; Director Since 1987; Age 66
Professional Experience:

Mr. Fuller has been Chief Executive Officer of Heartland since 1999, Chairman of the Board of Heartland since 2000 and was President of Heartland from 1990 until January 2015. He began his banking career with Dubuque Bank and Trust Company in 1971. He then worked as an officer at First National Bank of St. Paul from 1976 until returning to Dubuque Bank and Trust Company in 1978. Mr. Fuller has the deepest knowledge and understanding of Heartland and the most extensive experience in the banking business of any director, with hands-on operational experience and decades of experience in all aspects of commercial banking.

Other Boards and Appointments:

Director of Heartland subsidiaries Dubuque Bank and Trust Company, Wisconsin Bank & Trust, New Mexico Bank & Trust, Arizona Bank & Trust, Rocky Mountain Bank, Centennial Bank and Trust (formerly Summit Bank & Trust), Minnesota Bank & Trust, and Citizens Finance Co. for more than five years; Director of Citizens Finance of Illinois Co. and Citizens Finance Parent Co. since 2013; Director of Morrill & Janes Bank and Trust Company, since its acquisition by Heartland in 2013; Director of Premier Valley Bank, since its acquisition by Heartland in 2015.

John W. Cox, Jr.; Director Since 2003; Age 68
Professional Experience:

Mr. Cox was the Vice President of External Affairs and General Counsel for Jo-Carroll Energy, Inc. (NFP) from 2007 until his retirement in 2014. Mr. Cox was a practicing attorney in Galena, Illinois for over 35 years prior to joining Jo-Carroll Energy, Inc. Mr. Cox is also a former Member of the U.S. House of Representatives from the 16th District of the State of Illinois. During his term in the U.S. Congress, Mr. Cox served on the House Banking and Finance Committees. Mr. Cox also served as City Attorney for the City of Galena, Illinois during his years of private practice. Mr. Cox brings to our Board extensive knowledge of government relations and policy, banking and financial law and governance, and contacts with community leaders in the markets we serve in Northern Illinois, Eastern Iowa and Southwestern Wisconsin.

Other Boards and Appointments:
Director of Galena State Bank & Trust Co. from 1998 until its merger into Illinois Bank & Trust in 2015 and Director of Illinois Bank & Trust since 2015.

R. Michael McCoy; Director Since 2014; Age 67
Professional Experience:

Mr. McCoy has been the President of the McCoy Group, Inc., a full-service commercial truck leasing, rental and contract maintenance company, since 1993. Mr. McCoy brings Heartland not only significant experience in the operation of a business headquartered in Dubuque, but significant business contacts in central Iowa and Wisconsin markets from which a significant portion of small business loans we originate are sourced.

Other Boards and Appointments:
Director of Dubuque Bank and Trust Company for more than five years.

All of our directors will hold office for the terms indicated, and until their respective successors are duly elected and qualified. With the exception of Mr. Conlan, who is the brother-in-law of Mr. Fuller, no member of the Board of Directors is related to any other member of the Board. Except for Mr. Saylor, who was first elected a director in accordance with the Merger Agreement with Morrill Bancshares, Inc. on October 18, 2013, no director has been nominated or is serving pursuant to any arrangement that requires that they be selected as a director.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our Board of Directors

There are currently nine members on the Board of Directors of Heartland. Although it is the responsibility of Heartland's officers to manage day-to-day operations, the Board oversees our business and monitors the performance of our management.

Director Independence.  Our Board has determined that each of Messrs. Cox, Falb, Flynn, McCoy and White are “independent” directors as defined in the rules of the NASDAQ Stock Market and the rules and regulations of the SEC. The Board has determined that each of Mr. Fuller, as the Chief Executive Officer of Heartland, Mr. Saylor as the President and CEO of Morrill & Janes Bank and Trust Company, a Heartland subsidiary bank, Mr. Schmidt as the Chief Financial Officer of Heartland until July 2013 and Mr. Conlan as Mr. Fuller’s brother-in-law, is not independent. In considering the independence of the directors, our Board reviewed questionnaires prepared by each director, reviewed its own records of transactions with directors and their family members, and inquired of directors whether they, or any member of their immediate families, had engaged in any transaction with us, other than transactions made in the ordinary course of business.

Meetings.  Our directors meet on at least a quarterly basis, or as needed at special meetings held periodically throughout the year. During 2015, the Board of Directors held four regular meetings and three special meetings. All directors attended at least 75% of the meetings of the Board of Directors and its Committees on which they served.

The independent directors are offered the opportunity at each meeting of the Board of Directors to meet without Messrs. Fuller, Saylor, Schmidt and Conlan in attendance. During 2015, the independent directors met in such capacity two times. Each of our Audit/Corporate Governance Committee and our Compensation/Nominating Committee consists solely of independent directors and these committees meet in conjunction with most regular board meetings.

It is Heartland's policy that all directors be in attendance at the Annual Meeting unless excused by the Chairman of the Board. In 2015, all directors attended the Annual Meeting in person.

Board Leadership.  Under our Bylaws, the Chairman of the Board presides at meetings of the Board at which he is in attendance. Mr. Fuller, our Chief Executive Officer, has been Chairman of our Board of Directors since 2000. Mr. Fuller, as the director with the most knowledge of banking operations and of Heartland’s business, is the director most capable of leading discussions on important matters affecting Heartland, including formulation and implementation of corporate strategy. In addition, our Board believes that Mr. Fuller’s role as Chairman creates a firm link with management, a clear indication of management authority, and causes the Board to function more effectively and efficiently. Our Board believes that our performance during Mr. Fuller’s tenure reflects the effectiveness of his leadership and his goal of advancing Heartland’s interests over personal gain.

Mr. Falb and Mr. Flynn, in their capacities as Vice Chairmen of the Board, assist in setting the agendas for Board meetings and executive sessions of the Board, as well as regularly interacting with Mr. Fuller to convey concerns of the independent directors. However, Mr. Falb and Mr. Flynn are not formally designated as Lead Directors.

Risk Management - Background.  Although much of Heartland’s loan and deposit production activities are overseen by management at its subsidiary banks, Heartland’s management establishes corporate policies regarding these activities, audits the production function, and manages risk on an enterprise-wide basis through the risk management function, which is led by the Chief Risk Officer and Enterprise Risk Officer. Each banking subsidiary also maintains a compliance officer to ensure adherence to corporate-wide policies. Heartland also maintains, at the holding company level, an Internal Audit Department, a Compliance Department, a Loan Review Department and a Special Assets Department.

Risk Management - The Board. The Board of Directors is involved in overseeing all risks across the enterprise and actively participates by establishing policies, limits and tolerances, and reviewing reports provided by management and the Chief Risk Officer for monitoring those activities. The Audit/Corporate Governance Committee oversees risks associated with financial reporting, including internal control over financial reporting, and identifies and oversees compliance with changing laws and regulations. The Compensation/Nominating Committee identifies, reviews and oversees risks created by Heartland’s executive benefit programs and employee compensation plans. The Compensation/Nominating Committee also consults with the Chief Risk Officer for risk input pertaining to compensation.

Risk Management - Senior Management. Senior management of Heartland has direct oversight and involvement in risk management via reporting and regular cross-functional communications. Senior management personnel are assigned responsibility to monitor and manage risk within their functional areas of responsibility, aided by the input and support of other managers. Typically, the Senior Manager will work with Heartland and subsidiary bank staff to develop, implement and monitor standardized policies, procedures, products, risk limits and tolerances. Additional oversight, monitoring and feedback is provided through the Risk Management System administered by the Chief Risk Officer. The Board believes that this structure enables Heartland to proactively manage material risks as close as reasonably possible to the level where functional decisions are made.

Committees of the Board

Audit/Corporate Governance Committee. The members of the Audit/Corporate Governance Committee are Messrs. Cox, Falb, Flynn, McCoy and White. Each of Messrs. Cox, Falb, Flynn, McCoy and White is an “independent” director under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC. The Board of Directors has determined that each of Messrs. Cox, Falb and Flynn qualify as, and should be named as, an “audit committee financial expert” as set forth in the rules and regulations of the SEC. Each member of the Audit/Corporate Governance Committee also meets the independence requirements for audit committee membership under the rules of the SEC.

The Audit/Corporate Governance Committee Charter can be found under the Investor Relations section of our website, www.htlf.com. The primary duties and functions of the Audit/Corporate Governance Committee are to:

*	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;
*
retain, oversee, review and terminate, if necessary, the Company’s independent registered public accounting firm and pre-approve all services greater than $25,000 and ratify all services less than $25,000 performed by such firm;

*
provide an avenue of communication among the independent registered public accounting firm, management, the risk management function (i.e., Chief Risk Officer, Loan Review and Compliance), the internal audit function and the Board of Directors;

*	encourage adherence to, and continuous improvement of, the Company’s policies, procedures and practices at all levels;
*	review areas of potential significant financial risk to the Company;
*	review and approve related party transactions; and
*	monitor compliance with legal and regulatory requirements and establish appropriate corporate governance policies for the company.

The Audit/Corporate Governance Committee's duties and functions are set forth in more detail in its Charter. In addition, the Board of Directors adopted Corporate Governance Guidelines to codify its governance practices. The Charter and the Corporate Governance Guidelines can be found under the Investor Relations section of our website, www.htlf.com.

Mr. Falb has served as Chairman of the Audit/Corporate Governance Committee since 2001. During 2015, the Audit/Corporate Governance Committee met four times. To promote independence of the audit function, the Audit/Corporate Governance Committee consults both separately and jointly with our independent registered public accounting firm, internal auditors and management.

The Report of the Audit/Corporate Governance Committee is contained later in this proxy statement and the processes used by the Audit/Corporate Governance Committee to approve audit and non-audit services are described later in this proxy statement under the caption, “Relationship With Independent Registered Public Accounting Firm-Audit/Corporate Governance Committee Pre-Approval Policy.”

Compensation/Nominating Committee.  The Compensation/Nominating Committee currently consists of Messrs. Cox, Falb, Flynn, McCoy and White. Each of Messrs. Cox, Falb, Flynn, McCoy and White is an “independent” director as defined by listing requirements of the NASDAQ Stock Market, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. Mr. Falb served as Chairman of the Compensation/Nominating Committee from 2001 through May 2015. Mr. Flynn was named Chairman of the Compensation/Nominating Committee in May 2015.

The Charter of the Compensation/Nominating Committee can be found under the Investor Relations section of our website, www.htlf.com. The primary duties and functions of the Compensation/Nominating Committee are to:

*	discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers, including the Chief Executive Officer;
*	evaluate and make recommendations to the Board relating to the compensation of individuals serving as directors of the Company;
*	direct the creation of, and approve an Annual Report on Executive Compensation for inclusion in the Company’s proxy statement in accordance with all applicable rules and regulations; and
*	identify individuals qualified to become members of the Board of Directors and select such individuals as director nominees for the next Annual Meeting of Stockholders.

The Compensation/Nominating Committee duties and functions are set forth in more detail in its Charter, which can be found under the Investor Relations section of our website, www.htlf.com. The Compensation/Nominating Committee held seven meetings in 2015.

The process used by the Committee to evaluate and determine executive compensation is described in this proxy statement under the caption “Executive Officers Compensation - Compensation Discussion and Analysis - Administration of Our Compensation Program." The Report of the Compensation/Nominating Committee is also contained later in this proxy statement.

Director Nominations and Qualifications

In carrying out its nominating function, the Compensation/Nominating Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and stockholder nominees, in the same manner. We did not receive any stockholder nominations for the 2016 Annual Meeting. The Compensation/Nominating Committee believes that, at a minimum, potential directors should have the highest personal and professional ethics, integrity and values, a sufficient educational and professional background that enables them to understand our business, exemplary management and communications skills, demonstrated leadership skills, sound judgment in his or her professional and personal life, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Conduct. The Committee also believes that directors should have a significant business and personal relationship with Heartland or its subsidiary banks and share the Company’s philosophy, including the same sense of mission, vision and values. Additionally, the Committee would prefer experience with publicly held companies, growth businesses or sales.

No nominee is eligible for election or re-election as a director if, at the time of such election, such person is 70 or more years of age. Each nominee must also be willing to devote sufficient time to carrying out his or her Board duties and responsibilities effectively. Although our Compensation/Nominating Committee considers diversity, including diversity of experience, gender and ethnicity in nominations, it does not have a formal diversity policy.

The Compensation/Nominating Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and whether they are “independent” in accordance with NASDAQ Stock Market requirements (to ensure that at least a majority of the directors will, at all times, be independent). In the past, the Compensation/Nominating Committee has not retained any third party to assist it in identifying candidates, but it has the authority to retain a third-party firm or professional for purposes of identifying candidates.

Stockholder Communications with the Board, Nomination and Proposal Procedures

General Communications with the Board.  As set forth on our website, www.htlf.com, our Board of Directors can be contacted through our corporate headquarters at 1398 Central Avenue, P.O. Box 778, Dubuque, Iowa 52004-0778, Attn: Michael J. Coyle, Secretary, or by telephone at our administrative offices at (563) 589-2100 or toll free at (888) 739-2100. Each communication will be forwarded to the Board or the specific directors identified in the communication as soon as reasonably possible.

Nominations of Directors.  In order for a stockholder nominee to be considered by the Compensation/Nominating Committee as a nominee and be included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. For our 2017 Annual Meeting, such notice would need to be received on or before December 7, 2016. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Compensation/Nominating Committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our Bylaws, a stockholder may nominate a director from the floor for election at an Annual Meeting of Stockholders only if such stockholder delivers written notice of the nomination to our Corporate Secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the Annual Meeting. The stockholder's notice of intention to nominate a director must include (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the Board, pursuant to this paragraph, will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 7, 2016, and must otherwise comply with the notice and other provisions of our Bylaws, as well as SEC rules and regulations.

For proposals to be made by a stockholder from the floor and voted upon at an Annual Meeting, the stockholder must file written notice of the proposal with our Corporate Secretary not less than 30 nor more than 75 days prior to the scheduled date of the Annual Meeting.

The stockholder proposal must include a brief description of the proposal and the reasons for conducting such business at the Annual Meeting; the name and address, as they appear with our Transfer Agent, of the stockholder proposing such business; number of shares of common stock held by the stockholder on the date of receiving notice; and any other financial or other interests of such stockholder in the proposal.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees. The Code sets forth the standard of ethics we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. All directors have received, and acknowledged in writing, the Code of Business Conduct and Ethics Policy, along with the Code of Business Conduct and Ethics Violation Reporting Procedure. The Code is posted on our website, www.htlf.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, the Code with respect to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, by posting such information on our website.

Director Compensation

Our Board of Directors believes that any compensation received by a non-employee director should be tied directly to the success of Heartland and, by extension, the success of all Heartland stockholders. Non-employee directors are compensated for service on the Heartland Board of Directors solely by issuance of restricted stock units (“RSUs”) granted under the 2012 Long-Term Incentive Plan in an amount determined by the Compensation/Nominating Committee at its Annual Meeting. The RSUs are awarded as of the date of the Annual Meeting and vest on the earlier of the one-year anniversary of grant or the date of the next Annual Meeting. In the event a director leaves the Board for any reason prior to any vesting date (other than due to death or disability), the committee retains sole discretion to determine whether to accelerate vesting. In the event of the death or disability of the non-employee director, the RSUs vest immediately and completely.

To further reinforce the tie between directors and stockholders, our directors are subject to stock ownership guidelines that require total ownership between 30,000 and 100,000 shares, depending on their tenure with the Company.

Each of Messrs. Conlan, Cox, McCoy, Schmidt and White were granted 1,000 RSUs on May 20, 2015 as their sole compensation for service on the Board of Directors of Heartland for the period from the May 20, 2015 Annual Meeting to the May 19, 2016 Annual Meeting. Mr. Falb and Mr. Flynn who chair the Audit/Corporate Governance and Compensation/

Nominating committees, respectively, were granted 1,100 RSUs. All RSUs granted to directors in 2015 will vest and be issued after the 2016 Annual Meeting on May 19, 2016. Mr. Fuller and Mr. Saylor, who are officers, do not receive any compensation for serving on the Board of Heartland or any of its subsidiary banks.

Messrs. Conlan, Cox, Falb, Flynn, McCoy, Schmidt and White also serve on the Board of one of our subsidiary banks and receive cash compensation or Heartland common stock for such service. Our subsidiary banks compensate directors by granting RSUs for Heartland common stock, though the directors are paid in cash for committee work on the Boards of our subsidiary banks. Heartland directors who served as directors of subsidiary banks received between 150 and 180 RSUs during 2015 for their services on the Boards of subsidiary banks.

The following table shows non-employee director compensation during 2015 for service on the Heartland Board of Directors and the Boards of our subsidiary banks:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
James F. Conlan	$2,250	$41,060	$43,310
John W. Cox, Jr.	$725	$39,896	$40,621
Mark C. Falb	$6,300	$44,531	$50,831
Thomas L. Flynn	$8,550	$44,531	$53,081
R. Michael McCoy	$4,500	$41,060	$45,560
John K. Schmidt	$7,650	$41,060	$48,710
Duane E. White	$2,475	$40,700	$43,175

(1) The amounts in this column include fees paid in cash for service on a committee at one of Heartland’s subsidiaries.
(2) The amounts in this column represent the fair value, determined based upon the market price of our common stock on the date of grant in accordance with FASB ASC Topic 718, of RSUs granted for service as directors of Heartland, as indicated above, as well as RSUs granted for service as directors of subsidiary banks. Messrs. Conlan, Falb, Flynn, McCoy and Schmidt each received 180 RSUs for service as directors of Dubuque Bank and Trust Company on May 19, 2015, Mr. Cox received 150 RSUs for service as director of Illinois Bank & Trust on May 28, 2015, and Mr. White received 175 RSUs for service as director of Minnesota Bank & Trust on May 21, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of our common stock as of January 31, 2016, by each person we know to beneficially own more than 5% of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table and by all directors and executive officers of Heartland as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)
5% Stockholders, Directors and Nominees
BlackRock, Inc., 55 East 52nd Street, New York, NY 10022	1,054,480	(3)	5.3%
Directors
James F. Conlan	366,348	(4)	1.6%
John W. Cox, Jr.	28,088	(5)	*
Mark C. Falb	104,634	(6)	*
Thomas L. Flynn	41,624	(7)	*
Lynn B. Fuller	1,014,610	(8)	4.5%
R. Michael McCoy	38,436	(9)	*
Kurt M. Saylor	622,447	(10)	2.8%
John K. Schmidt	150,462	(11)	*
Duane E. White	16,244		*
Other Named Executive Officers
Kenneth J. Erickson	212,228	(12)	*
Douglas J. Horstmann	146,599	(13)	*
Bruce K. Lee	—		*
Bryan R. McKeag	5,454		*
All Directors and Executive Officers as a Group (23 persons)	2,833,571		12.63%

* Less than one percent
(1) Includes the following shares that may be purchased through the exercise of options within 60 days of January 31, 2016: Mr. Erickson - 2,000 shares; Mr. Horstmann - 1,500 shares; and all directors and executive officers as a group - 9,500 shares. All shares shown represent sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute as admission of beneficial ownership or voting and investment power over such shares.

(2) Based upon shares of common stock outstanding on January 31, 2016.
(3) Based upon a Schedule 13G filed January 28, 2016, reflecting sole voting power with respect to 1,054,480 shares and sole dispositive power with respect to 1,092,212 shares.
(4) Includes 225,602 shares held in a trust for which Mr. Conlan’s spouse serves as trustee, and 137,398 shares held in a trust for Mr. Conlan’s children, for which Mr. Conlan’s spouse serves as trustee.

(5) Includes 20,447 shares held by John W. Cox, Jr., Inc., of which Mr. Cox is a controlling stockholder, and 2,447 shares held by McJoyce, Inc., of which Mr. Cox is a controlling stockholder.
(6) Includes 68,856 shares held in a trust for which Mr. Falb’s spouse serves as trustee, and 35,778 shares held in a trust for which Mr. Falb serves as trustee.
(7) Includes 2,786 shares held by Mr. Flynn's spouse in an individual retirement account (IRA) and 29,329 shares held by Mr. Flynn jointly with his spouse.
(8) Includes 5,000 shares held by Mr. Fuller’s spouse, 572,728 shares held in a trust for which Mr. Fuller serves as sole trustee, 123,078 shares held in a trust for which Mr. Fuller serves as co-trustee, and 301,616 shares held in a limited liability limited partnership, for which Mr. Fuller acts as a general partner and for which his spouse and two sons are limited partners. Of the shares of common stock disclosed in the table, Mr. Fuller has pledged 297,185 shares as collateral for a personal loan.

(9) Shares are held by Mr. McCoy jointly with his spouse.
(10) Includes 180,448 shares held in a trust for which Mr. Saylor's spouse serves as trustee, and 441,999 shares held in a trust for which Mr. Saylor serves as trustee.
(11) Includes an aggregate of 22,671 shares held by Mr. Schmidt’s spouse and minor children and 3,506 shares held by Mr. Schmidt jointly with his spouse. Of the shares of common stock disclosed in the table, 85,250 shares held in Mr. Schmidt’s name and 6,750 shares held in his spouse’s name are subject to a pledge as collateral for a personal loan.

(12) Includes 69,875 shares held by Mr. Erickson’s spouse.
(13) Includes 27,000 shares held by Mr. Horstmann’s spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the SEC. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Messrs. Erickson, Fuller and Horstmann each filed two late reports on Form 4 during the year ended December 31, 2015. Messrs. Cox, Lee, McKeag and Saylor each filed one late report on Form 4 during the year ended December 31, 2015. Additionally, executive officers Michael Coyle, Brian Fox, Mark Murtha, Rod Sloan and Frank Walter each filed one late report on Form 4 during the year ended December 31, 2015. Based upon information provided by officers and directors, except with respect to these late reports, we believe all our officers, directors and 10% stockholders filed all reports on a timely basis in the 2015 fiscal year.

EXECUTIVE OFFICER COMPENSATION Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) addresses our total compensation philosophy and objectives with respect to our named executive officers. The CD&A also covers compensation factors, elements of compensation and the basis for compensation decisions for 2015.

We design our executive compensation program to be both competitive in the marketplace and to align the interests of our executive officers with the long-term interests of our stockholders. Our goal is to pay total direct compensation (base salary plus annual and long-term incentive compensation) that is competitive in our markets, and that attracts and retains talented executives. This generally means that we pay total direct compensation near the median of our peer group for comparable positions for target performance. Base salaries of our executives are typically near the peer group median, and in conjunction with annual and long-term incentive compensation, are targeted at the median. Incentives can be earned at above-median rates, but generally only for outstanding performance relative to the performance standards established by the Compensation/Nominating Committee.

2015 was a year of strong financial performance for our Company, including the following highlights:

*	Record annual net income of $60.0 million, a 43% increase from the prior year;
*	Diluted earnings per common share of $2.83 for the year, a 29% increase from the prior year;
*	Return on average common equity of 11.92% for the year;
*	Deposits, exclusive of deposits obtained through acquisitions, increased $367.8 million or 8% for the year; and
*	Loans held to maturity, exclusive of loans obtained through acquisitions, increased $185.7 million or 5% for the year.

In addition, we made significant progress in our objective to grow strategically through our acquisition of regional banks within our footprint in Wisconsin, New Mexico and Arizona. We also added a new market to our footprint with the acquisition of a regional bank in Fresno, California.

The executive pay practices for 2015 have generally stayed the same as in 2014. The named executive officers received modest salary increases in 2015 (between 2% to 5%) with the intent of maintaining their positioning relative to market. Our 2015 performance standards for annual incentive cash awards stayed the same as in 2014, with payouts linked to return on equity, efficiency ratio, organic loan growth, average deposit growth, non-performing assets, net charge-offs and additional company-wide or division-specific performance metrics. We continued to target most of our performance standards at or above peer performance levels. For long-term incentives, we continued to use a balanced portfolio approach, whereby we granted a blend of time-based RSUs and performance-based RSUs. Performance-based RSUs were awarded based on 2015 earnings per share and organic loan growth.

We believe that this compensation program has, over the past five years, very closely aligned the value we have generated for stockholders with the compensation of our executives. The table below, which graphs CEO pay against total stockholder return, illustrates the alignment of CEO pay with company performance. Heartland has delivered strong total stockholder return in its peer group and versus other similarly situated community banks:

(1) Indexed total stockholder return (“TSR”) assumes an initial investment of $100 at the start of year one (2011) and reflects the annual increase/(decrease) in such investment as a result of annual TSR.

(2) Mr. Fuller's total compensation as disclosed in Heartland's proxy statements.
(3) Reflects the 50th percentile of Heartland’s 2015 peer group
(4) Reflects the 50th percentile of regional savings and loan/thrift banks ranging in size from $2.3 billion to $19.5 billion in assets.

Administration of Our Executive Compensation Program

Role of the Compensation/Nominating Committee. The Compensation/Nominating Committee, which consists solely of independent directors, is primarily responsible for setting executive compensation for Heartland and then reporting its decisions to our Board of Directors. Each year, at its January and March meetings, the Compensation/Nominating Committee makes decisions on base salary adjustments, annual and long-term incentive awards based on the prior year’s performance, and performance standards and targets for the coming year.

In making compensation decisions, the Compensation/Nominating Committee reviews and evaluates a broad range of material requested and received from management and its compensation consultant, including but not limited to, the following:

*	financial reports covering, among other things, historical and year-to-date financial performance vs. budget and financial performance vs. representative peer groups;
*	performance information relating to the CEO and other executive officers;
*	reports on Heartland’s strategic objectives and future budgets;
*	information on executive officers’ stock ownership and option holdings;
*	agreements and other plan documents regarding compensation; and
*	competitive market data from consultants retained by the Compensation/Nominating Committee.

In formulating our performance-based compensation programs for executive officers, our Compensation/Nominating Committee considers the risk created by tying compensation to financial goals, including the risk of encouraging short-term behavior by tying a portion of compensation to annual goals, and the risks presented by encouraging higher earnings and asset and deposit growth. The Compensation/Nominating Committee is guided by the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010, which establishes a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Compensation/Nominating Committee meets with Heartland’s Chief Risk Officer annually and discusses any risks presented by its annual incentive program.

The Compensation/Nominating Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for Heartland's named executive officers. The Compensation/Nominating Committee has regularly revisited the components of the frameworks set forth in the joint agency guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into Heartland’s compensation programs for named executive officers and will monitor adoption of the final regulations under the Dodd-Frank Act to incorporate into its risk assessment procedures the new regulations and procedures as adopted.

The Compensation/Nominating Committee reviewed with the Chief Risk Officer of Heartland the incentive compensation arrangements for the named executive officers and has made reasonable efforts to ensure that such arrangements are appropriately balanced, do not create inappropriate risk-taking and do not impair the safety and soundness of Heartland and its subsidiary banks. We believe that tying a substantial portion of total direct compensation to RSUs that vest over a period of two to five years keeps the named executive officers focused on the company’s long-term performance. Other features in our executive compensation program discourage excessive risk-taking and encourage a focus on long-term performance. These features include performance standards that account for quality of growth, meaningful stock ownership guidelines, and clawback provisions.

Role of Management. Our management evaluates employee performance, establishes business performance targets and objectives and recommends salaries, cash incentive and equity awards. Our CEO, President, and Executive Vice President, Human Resources and Organizational Development assist the Chairman of the Compensation/Nominating Committee with setting the agenda for the Committee’s meetings and coordinate the preparation of materials for all such meetings. At the request of the Compensation/Nominating Committee, our CEO, President, and Executive Vice President, Human Resources and Organizational Development also provide information regarding our strategic objectives, evaluations of executive officers’ performances and compensation recommendations for executive officers other than themselves. Our CEO, President, and Executive Vice President, Human Resources and Organizational Development do not approve the compensation arrangements of any executive officers or participate in the formulation of their own compensation.

Role of Advisors - Peer Comparison. Grant Thornton LLP (“GT”) was retained by the Compensation/Nominating Committee in 2015 to provide compensation consulting services. GT’s role includes providing market information on compensation levels and practices, assisting in the design of compensation programs, providing input on related technical and regulatory matters and working with other advisors in developing current peer comparison groups.

In considering the retention of GT, the Compensation/Nominating Committee assessed GT’s independence in accordance with NASDAQ listing standards and considered that:

*	GT does not provide any other services to Heartland;
*	The fees paid to GT by Heartland for its services as compensation consultant represent an insignificant portion of the total revenues of GT;
*
GT maintains policies and procedures designed to prevent conflicts of interest between GT and the companies to which it provides services, as well as between its individual employees and such companies;

*	Neither Heartland nor any member of the Compensation/Nominating Committee has any other business or personal relationship with GT or the employees of GT who provide services to the Committee;
*	GT, and its employees who provide services to the Compensation/Nominating Committee, do not own any shares of Heartland common stock; and
*	No executive officer of Heartland has any business or personal relationship with GT or its employees who provide services to the Compensation/Nominating Committee.

Based upon these and other factors, the Compensation/Nominating Committee concluded that the retention of GT did not present any conflicts of interest and that such retention was appropriate.

The Compensation/Nominating Committee annually reviews a competitive analysis generated by its compensation consultant as a benchmark for our executive compensation program. The Committee establishes appropriate and competitive ranges of annual and long-term compensation, with consideration for comparable benchmarks within the peer group. Various components of executive compensation (e.g., base salaries, equity compensation, retirement plan contributions and other benefits) are compared for comparable positions within the peer group. In addition, the Compensation/Nominating Committee reviews information prepared by the compensation consultant on the usage of shares and related dilution levels for equity incentive plans within the peer group.

The Compensation/Nominating Committee, with the assistance of its compensation consultant, annually reviews the peer group which it uses to analyze the competitiveness of our executive compensation program. The members of the 2015 peer group were selected from over 60 financial organizations based on comparable industry, amount of managed assets, growth and returns over the past three to five years, and regional distribution. The 2015 peer group is the same group as used in 2014. The table below lists the 22 companies that comprise our 2015 peer group:

NAME	CITY, STATE	TICKER SYMBOL
Century Bancorp, Inc.	Medford, MA	CNBKA
First Busey Corporation	Champaign, IL	BUSE
Great Southern Bancorp Inc.	Springfield, MO	GSBC
Community Trust Bancorp, Inc.	Pikeville, KY	CTBI
Ameris Bancorp	Moultrie, GA	ABCB
Union Bankshares Corporation	Richmond, VA	UBSH
Banner Corporation	Walla Walla, WA	BANR
S&T Bancorp, Inc.	Indiana, PA	STBA
Tompkins Financial Corp	Ithaca, NY	TMP
First Merchants Corp	Muncie, IN	FRME
Pinnacle Financial Partners Inc.	Nashville, TN	PNFP
Renasant Corporation	Tupelo, MS	RNST
BancFirst Corporation	Oklahoma City, OK	BANF
Independent Bank Corp.	Rockland, MA	INDB
Chemical Financial Corp	Midland, MI	CHFC
Home BancShares, Inc.	Conway, AR	HOMB
Community Bank System, Inc.	Dewitt, NY	CBU
Columbia Banking System, Inc.	Tacoma, WA	COLB
NBT Bancorp Inc.	Norwich, NY	NBTB
Glacier Bancorp, Inc.	Kalispell, MT	GBCI
National Penn Bancshares, Inc.	Boyertown, PA	NPBC
Western Alliance Bancorporation	Phoenix, AZ	WAL

Because it recognizes the inherent limitations on benchmarked data, the Compensation/Nominating Committee does not establish compensation based on pre-established ratios of executive compensation to peer group data. Instead, peer group data is one factor in the Committee’s analysis, and it is used for a validation check of the final compensation package chosen for our executives.

Consideration of Advisory Vote. As determined by our stockholders in 2012, we annually submit our executive compensation arrangements to stockholders for a non-binding, advisory vote. The Compensation/Nominating Committee believes that an annual “say on pay” vote provides it with more direct and current input regarding the effectiveness of its compensation policies. At each of our Annual Meetings since 2012, over 96% of the votes have been cast in favor of our executive compensation program. The Compensation/Nominating Committee interprets this high level of approval as an indication of our stockholders’ endorsement of the program. The Compensation/Nominating Committee recognizes that effective practices evolve, and the Committee will continue to consider changes as needed to keep our executive compensation program competitive and performance-based.

Elements of Compensation

The compensation of our named executive officers is comprised of four primary components: (1) base salary, (2) annual incentive cash awards, and (3) long-term incentive equity compensation, which together constitute total direct compensation, and (4) additional benefits.

As illustrated by the following table, a substantial part of our CEO’s total direct compensation for 2015 was performance-based:

2015 CEO Total Direct Compensation Mix
Fixed Compensation	Amount	% of Total Compensation
Salary	$486,388	46%
Total Fixed Compensation	$486,388	46%

Variable-Based Compensation	Amount	% of Total Compensation
Long-Term Equity Incentive - Performance RSUs	$105,644	10%
Long-Term Equity Incentive - Time-Based RSUs	$132,950	12%
Annual Incentive Cash Award	$341,080	32%
Total Variable-Based Compensation	$579,674	54%

Total Direct Compensation	$1,066,062	100%

Base Salary. The Compensation/Nominating Committee regards base salary as an important component of executive compensation because it provides executives with the assurance of a regular income. Base salaries are intended to assist us in attracting executives and recognizing different levels of responsibility and contribution. The Compensation/Nominating Committee targets base salaries for our named executive officers near the peer group median for comparable positions, with additional consideration given to the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established. Past performance and internal pay equity are also considered.

The following table lists the base salaries for our named executive officers in 2015 in comparison to 2014 and 2013:

Officer	2013	2014	2015
Lynn B. Fuller	$470,000	$470,000	$486,388
Bruce K. Lee	$—	$—	$383,519
Bryan R. McKeag	$81,761	$300,000	$305,625
Kenneth J. Erickson	$265,000	$270,000	$275,156
Douglas J. Horstmann	$265,000	$270,000	$275,156

Aside from Mr. Lee, who was a new Heartland employee in 2015, the remaining named executive officers received modest base salary increases between 2% to 5% in 2015. Mr. Lee’s salary is consistent with his offer of employment effective January 2, 2015, and reflects his first year of employment.

Annual Incentive Cash Awards. Our Compensation/Nominating Committee administers an executive incentive program that allows our named executive officers to earn annual incentive cash awards. The performance standards for the awards are designed to encourage not only financial performance, but to ensure growth in quality assets, to limit excessive liability risk and to reward adherence to our longer-term financial plan. For our named executive officers except Mr. Horstmann, the performance standards are based on Heartland’s consolidated business plan targets, with all of our named executive officers having a portion of their annual incentive tied to Heartland’s return on common equity (“ROE”); efficiency ratio; loan growth, exclusive of loans obtained through acquisitions and residential mortgages (“organic loan growth”); and average deposit growth, excluding certificates of deposit and deposits obtained through acquisitions (“average deposit growth”). For Mr. Horstmann, except for the ROE and Heartland Mortgage targets, his performance standards are based upon the business plan at Dubuque Bank and Trust Company (“DB&T”), where he serves as President and Chief Executive Officer.

The target annual incentive cash award for each named executive officer is based upon a percentage of his base salary. For 2015, the target annual incentive was 75% of base salary for Mr. Fuller, 65% for Mr. Lee, 60% for Mr. Erickson, 50% for Mr. McKeag and 45% for Mr. Horstmann.

The total annual incentive cash award for each named executive officer is the sum of smaller awards based on each of the following performance standards: ROE, efficiency ratio, organic loan growth and average deposit growth. The smaller awards are calculated using the following formula:

Award Based on Each Performance Standard	=	Executive Officer’s Salary	x	Target Annual Incentive	x	Weighting of Performance Standard	x	(2015 Result ÷ 2015 Target)

The named executive officers may receive a maximum payout of up to 150% of target on the ROE performance standard and a maximum payout of up to 125% of target on the efficiency ratio, organic loan growth and average deposit growth performance standards. No payout is received if threshold levels of performance are not met, with payouts beginning at 25% of targeted award levels for threshold performance.

Because we believe earnings and ROE are the most important indicators of market performance, and therefore best align the interests of our named executive officers with our stockholders, the largest proportion of the potential annual incentive cash award of most of our named executive officers is based upon ROE. To encourage superior performance, our ROE target is set at 10% or greater, which we believe is strong performance in relation to our peers.

As a bank holding company, it is also our objective to encourage organic growth in our most important asset: loans. Accordingly, organic loan growth is a significant factor for the annual incentive cash award of each of our named executive officers. Furthermore, all named executive officers, except for Mr. McKeag, are in a position to influence the quality of loan growth. For those named executive officers, in order to balance the incentive to increase the amount of loans against the risk of accumulating lower quality assets, we also base a portion of their annual incentive cash award on the ratio of nonperforming assets to total assets, and on the ratio of net charge-offs to average total loans.

Our Compensation/Nominating Committee also bases a portion of the annual incentive cash award on average deposit growth as projected in our business plan. Deposit growth is important to maintain liquidity and healthy reserves and to uphold a strong net interest margin.

Efficiency ratio is another factor in the named executive officers’ annual incentive cash awards. This performance standard focuses attention on organizational efficiency. We believe efficiency ratio, which measures bank productivity, is another indicator of returning value to our stockholders.

The remaining performance standards upon which a portion of a named executive officer’s annual incentive cash award may be earned vary based upon the duties and responsibilities of the executive, and may include subjective elements, such as achievement of company-wide projects and initiatives.

The tables below show business plan targets and 2015 results that were used to calculate the annual incentive cash award for each of our name executive officers:

Mr. Fuller
Performance Standard	Weighting	2015 Target	2015 Result
Return on Equity	40.00%	11.00%	11.92%
Efficiency Ratio	10.00%	68.00%	69.16%
Organic Loan Growth	20.00%	$300,000,000	$117,000,000
Average Deposit Growth	10.00%	$200,000,000	$291,000,000
Nonperforming Assets/ to Total Assets	6.00%	0.75%	0.67%
Net Charge-Offs / to Average Total Loans	6.00%	0.20%	0.12%
Company Wide Projects and Initiatives	8.00%	100.00%	100.00%

Mr. Lee
Performance Standard	Weighting	2015 Target	2015 Result
Return on Equity	40.00%	11.00%	11.92%
Efficiency Ratio	10.00%	68.00%	69.16%
Organic Loan Growth	20.00%	$300,000,000	$117,000,000
Average Deposit Growth	10.00%	$200,000,000	$291,000,000
Nonperforming Assets/ to Total Assets	6.00%	0.75%	0.67%
Net Charge-Offs / to Average Total Loans	6.00%	0.20%	0.12%
Company Wide Projects and Initiatives	8.00%	100.00%	100.00%

Mr. McKeag
Performance Standard	Weighting	2015 Target	2015 Result
Return on Equity	40.00%	11.00%	11.92%
Efficiency Ratio	10.00%	68.00%	69.16%
Organic Loan Growth	20.00%	$300,000,000	$117,000,000
Average Deposit Growth	10.00%	$200,000,000	$291,000,000
Company Wide Projects and Initiatives	20.00%	100.00%	100.00%

Mr. Erickson
Performance Standard	Weighting	2015 Target	2015 Result
Return on Equity	40.00%	11.00%	11.92%
Efficiency Ratio	10.00%	68.00%	69.16%
Organic Loan Growth	20.00%	$300,000,000	$117,000,000
Nonperforming Assets/ to Total Assets	10.00%	0.75%	0.67%
Net Charge-Offs / to Average Total Loans	10.00%	0.20%	0.12%
Citizens Finance Co. Income in Comparison with Budget	10.00%	$2,339,000	$1,841,000

Mr. Horstmann
Performance Standard	Weighting	2015 Target	2015 Result
Return on Equity	15.00%	11.00%	11.92%
DB&T Net Income	20.00%	$20,822,000	$21,495,000
DB&T Bank Efficiency Ratio	15.00%	66.50%	65.82%
DB&T Self-Originated Loan Growth, excluding residential mortgage	20.00%	$881,849,000	$877,634,000
DB&T Average Deposits Balance (excluding certificates of deposit)	10.00%	$834,319,000	$823,587,000
Heartland Mortgage Income in Comparison with Budget (1)	20.00%	$6,680,000	$4,289,000

(1) Exclusive of taxes, Heartland management fees and allocated interest income.

We use organic loan growth and average deposit growth as performance standards because we believe they more accurately reflect results of operations on a year-over-year basis. As discussed in this proxy statement, organic loan growth excludes $939 million of growth in loans from acquisitions completed in 2015, $3 million of reduction in reserves from prior acquisitions, as well as excluding $62 million of growth in residential mortgage loans. On a GAAP basis, loan growth for 2015 totaled $1.12 billion. Average deposit growth excludes $388 million of deposit growth from acquisitions completed in 2015 and $81 million of growth in certificates of deposit. On a GAAP basis, average deposit growth for 2015 totaled $760 million.

Below are the components of the efficiency ratio, that reconcile to the comparable GAAP measures:

Reconciliation of Non-GAAP Measure-Efficiency Ratio
For the Year Ended December 31, 2015
Net interest income	$233,998
Taxable equivalent adjustment (1)	10,216
Fully taxable equivalent net interest income	244,214
Noninterest income	110,685
Securities gains, net	(13,143)
Impairment loss on securities	769
Adjusted income	$342,525

Total noninterest expenses	$251,046
Less:
Intangible assets amortization	2,978
Partnership investment in historic rehabilitation tax credits	4,357
Loss on sales/valuations of assets, net	6,821
Adjusted noninterest expenses	$236,890

Efficiency ratio, fully taxable equivalent (2)	69.16%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax equivalent basis, which adjusts net interest income and noninterest income expenses for the tax favored status of certain loans, securities, and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, such as securities gains, net, and losses sales/valuation of assets, net. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Long-Term Incentive Equity Compensation. The Compensation/Nominating Committee believes that equity compensation can be an effective tool for aligning the long-term interests of management with those of stockholders. Since 2012, our Compensation/Nominating Committee has granted our named executive officers a combination of RSUs that vest based on time and continued employment, and RSUs that must be earned based upon performance. Both forms of equity incentive are intended to enhance our ability to retain and attract senior leadership talent, provide compensation opportunities tied to long-term service and stockholder value, and reinforce our pay-for-performance and stockholder-alignment philosophy.

The equity compensation is administered through our 2012 Long-Term Incentive Plan. The time-based RSUs that we have granted under this program vest in three equal increments, starting on the third anniversary of the date of grant, and become fully vested on the fifth anniversary of the grant date. The performance-based RSUs that we granted in 2015 have a one-year performance period, and are earned (1) 70% based upon achieving earnings targets, and (2) 30% based upon achieving organic loan growth targets, except for the performance-based RSUs granted to Mr. Horstmann. Mr. Horstmann’s grants are earned (1) 30% based upon achieving Heartland earnings targets, (2) 50% based upon achieving DB&T earnings targets, and (3) 20% based upon achieving organic loan growth targets for DB&T. The performance-based RSUs vest two years after they are earned. The named executive officers fully earned the performance-based RSUs tied to achievement of earnings targets in 2015. Organic loan growth targets were not met in 2015 and, accordingly, no performance-based RSUs were earned for that category.

In granting performance-based RSUs to the named executive officers, the Compensation/Nominating Committee considers the overall allocation of RSUs to ensure that the number of performance-based RSUs granted is equal to or greater than the number of time-based RSUs. The Compensation/Nominating Committee strives to grant RSUs with grant date value that is consistent with an executive’s performance and position. Because of the market value of our common stock over the past three years, the number of shares subject to RSUs granted to executive officers has remained relatively constant each year.

Regardless of whether we meet the performance targets, however, our Compensation/Nominating Committee has authority to suspend the RSUs if we are subject to significant regulatory action or a regulatory body has identified any material weakness in our operations or the operations of our subsidiaries. Both the time-based and performance-based RSUs contain clawback provisions that allow any amount or benefit received to be canceled, recouped, rescinded, or otherwise reduced.

The following table shows the performance-based and time-based RSUs granted to the named executive officers since 2013:

Officer	Year	Time-Based RSUs		Performance- Based RSUs
Lynn B. Fuller	2015	5,000		5,000
	2014	5,200		5,200
	2013	5,775		5,775
Bruce K. Lee	2015	4,000		4,000
	2014	—		—
	2013	—		—
Bryan R. McKeag	2015	1,875		1,875
	2014	1,875		1,875
	2013	8,000	(1)	—
Kenneth J. Erickson	2015	2,050		2,050
	2014	2,050		2,050
	2013	2,275		2,275
Douglas J. Horstmann	2015	2,050		2,050
	2014	2,025		2,025
	2013	2,250		2,250

(1) As part of his employment offer, Mr. McKeag was granted 8,000 RSUs.

Other Compensation and Benefits. We have historically provided perquisites and other types of non-cash benefits on a limited basis to reinforce a pay-for-performance orientation and to minimize expenses. Such non-cash benefits, when provided, can include use of a company-owned vehicle, payment of 50% of country club or social club dues, and an allowance for moving expenses.

Heartland is a majority owner of a Cessna business jet. The aircraft is used to transport personnel to meetings at various Heartland locations. The jet also provides transportation for Heartland executives to business meetings and transports Heartland executives, directors, major stockholders and customers for business development purposes. It is our policy that the aircraft is not to be utilized for personal benefit; however, on occasion, and subject to applicable regulations, an executive officer's or a director's family member may board a flight if an empty seat is available on a regularly-scheduled business flight. We believe such usage does not create any incremental cost to Heartland.

Heartland does provide additional life insurance benefits to certain officers of Heartland under a number of different executive life insurance programs.

Executive officers also participate in our other broad-based employee benefit programs on the same terms as similarly situated employees, including our 2006 Employee Stock Purchase Plan, health insurance plans and a defined contribution retirement savings plan.

We provide severance and change in control arrangements to our named executive officers that are described under “Potential Payments upon Termination or Change in Control.”

Key Policies

Stock Ownership and Retention Guidelines. To reinforce our philosophy of equity ownership for executives and to further align the interest of our executives with our stockholders, we have share retention and ownership guidelines for our executives and directors, including our named executive officers and the presidents of our bank subsidiaries. The stock ownership guidelines vary based upon position or tenure on the board, and range from 30,000 to 100,000 shares for both our executive officers and directors.

Prohibition on Hedging. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director or executive officer to continue to own securities of the Company, but without the full risks and rewards of ownership. When this situation occurs, the director or executive officer may no longer have the same objectives as the Company’s other stockholders. Therefore, directors and executive officers are prohibited from engaging in any such hedging transactions.

Compensation that is Tax Deductible to the Company. The executive incentive program and the Amended and Restated 2012 Long-Term Incentive Plan have been structured so that performance-based incentive awards can typically qualify as performance-based compensation, which is tax-deductible to the company under Section 162(m) of the Internal Revenue Code. However, the Compensation/Nominating Committee reserves the right to grant awards that are not subject to performance vesting, and that are not fully tax-deductible.

Compensation/Nominating Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the proxy statement for the year ended December 31, 2015.

Members of the Compensation/Nominating Committee,

Mark C. Falb
John W. Cox, Jr.
Thomas L. Flynn
R. Michael McCoy
Duane E. White

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Name & Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (5)	Total
Lynn B. Fuller	2015	$486,388	$284,950	$341,080	$20,303	$1,132,721
Chairman &	2014	$470,000	$283,608	$294,327	$19,863	$1,067,798
Chief Executive Officer	2013	$470,000	$310,233	$254,695	$19,716	$1,054,644
Bruce K. Lee (3)	2015	$383,519	$227,960	$233,984	$177,468	$1,022,931
President	2014	$—	$—	$—	$—	$—
	2013	$—	$—	$—	$—	$—
Bryan R. McKeag (4)	2015	$305,625	$106,856	$142,880	$18,550	$573,911
Executive Vice President	2014	$300,000	$102,262	$134,246	$45,896	$582,404
Chief Financial Officer	2013	$81,761	$220,480	$80,000	$—	$382,241
Kenneth J. Erickson	2015	$275,156	$116,830	$146,108	$19,941	$558,035
Executive Vice President	2014	$270,000	$111,808	$132,268	$19,366	$533,442
Chief Credit Officer	2013	$265,000	$122,213	$98,952	$19,271	$505,436
Douglas J. Horstmann	2015	$275,156	$116,830	$98,679	$24,863	$515,528
President &	2014	$270,000	$110,444	$91,622	$24,513	$496,579
Chief Executive Officer, DB&T	2013	$265,000	$120,870	$78,273	$24,446	$488,589

(1) The amounts shown include amounts deferred at the discretion of the executive officer under our retirement plan.
(2) The amounts shown represent the grant date fair market value of RSUs computed in accordance with FASB ASC Topic 718. With the exception of Mr. McKeag, such RSUs are comprised of 50% time-based vesting and 50% performance-based vesting units. Mr. McKeag’s 2013 RSUs, which were granted when he was hired, are all time-based. With respect to the performance-based units, the value reflected assumes that the highest level of performance conditions will be achieved. See the discussion of equity awards in Note 16 of our financial statements for the year ended December 31, 2015, for all assumptions made in the valuation of the RSUs.

(3) Mr. Lee was hired on January 2, 2015 as the Company’s President.
(4) Mr. McKeag was hired on September 23, 2013 as the Company’s Chief Financial Officer.
(5) The elements of “All Other Compensation” include company contributions to our 401(k) defined contribution plan, payment of an executive life insurance premium for one executive, split-dollar life insurance for two executives, payment of long-term disability insurance premiums for one executive, and for Mr. Lee and Mr. McKeag, payment of moving expenses in 2015 and 2014, respectively. The following table sets forth the components of All Other Compensation during 2015:

Name	Employer Contributions to 401(k) Retirement Plan	Employer Payment to Executive Life Insurance	Executive Split-Dollar Life Insurance Program	Perquisites (1)	Total
Lynn B. Fuller	$18,550	$—	$1,753	$—	$20,303
Bruce K. Lee	$—	$—	$—	$177,468	$177,468
Bryan R. McKeag	$18,550	$—	$—	$—	$18,550
Kenneth J. Erickson	$18,550	$—	$1,391	$—	$19,941
Douglas J. Horstmann	$18,550	$6,313	$—	$—	$24,863

(1) Mr. Lee’s perquisites are comprised of a $176,621 allowance for moving expenses and $847 in taxable long-term disability insurance premiums. Each remaining executive officer had perquisites totaling less than $10,000 and, accordingly, those amounts are not included in this table in accordance with SEC rules.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants of plan-based awards made during 2015 to named executive officers:

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($) (3)	Target ($)	Maximum ($)	Threshold (#) (4)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	Grant Date Fair Value of Stock Awards ($) (6)
Lynn B. Fuller
Annual Incentive	—	$—	$364,791	$474,228	—	—	—	—	$—
Performance-Based RSUs	03/10/2015	$—	$—	$—	—	5,000	5,000	—	$152,000
Time-Based RSUs	01/20/2015	$—	$—	$—	—	—		5,000	$132,950
Bruce K. Lee
Annual Incentive	—	$—	$250,250	$325,325	—	—	—	—	$—
Performance-Based RSUs	3/10/2015	$—	$—	$—	—	4,000	4,000	—	$121,600
Time-Based RSUs	1/20/2015	$—	$—	$—	—	—	—	4,000	$106,360
Bryan R. McKeag
Annual Incentive	—	$—	$152,813	$198,656	—	—	—	—	$—
Performance-Based RSUs	3/10/2015	$—	$—	$—	—	1,875	1,875	—	$57,000
Time-Based RSUs	1/20/2015	$—	$—	$—	—	—	—	1,875	$49,856
Kenneth J. Erickson
Annual Incentive	—	$—	$165,094	$210,494	—	—	—	—	$—
Performance-Based RSUs	03/10/2015	$—	$—	$—	—	2,050	2,050	—	$62,320
Time-Based RSUs	01/20/2015	$—	$—	$—	—	—	—	2,050	$54,510
Douglas J. Horstmann
Annual Incentive	—	$—	$123,813	$159,410	—	—	—	—	$—
Performance-Based RSUs	03/10/2015	$—	$—	$—	—	2,050	2,050	—	$62,320
Time-Based RSUs	01/20/2015	$—	$—	$—	—	—	—	2,050	$54,510

(1) The amounts shown represent possible annual incentive cash awards that could have been earned in 2015. Heartland’s executive incentive program (including the applicable performance targets) is described in the section entitled “Annual Incentive Cash Awards” in the Compensation Discussion and Analysis above. The actual payments under this program are shown in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(2) The amounts shown represent performance-based RSUs granted in 2015. Heartland’s equity compensation program (including the applicable performance targets, earning and vesting schedules) is described in the section entitled “Long-Term Incentive Equity Compensation” in the Compensation Discussion and Analysis above.

(3) Because no annual incentive payment will be earned if the performance standards are not met, the threshold amount is deemed to be zero.
(4) Because no performance-based RSUs will be earned if the performance standards are not met, the threshold amount is deemed to be zero.
(5) The amounts shown represent time-based RSUs granted in 2015. Heartland’s equity compensation program (including the applicable vesting schedules) is described in the section entitled “Long-Term Incentive Equity Compensation” in the Compensation Discussion and Analysis above.

(6) The amounts shown represent the grant date fair market value of RSUs computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding stock options and RSUs held at December 31, 2015, by the named executive officers:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Excercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Lynn B. Fuller	03/10/2015	—		—	$—	—	3,500	(2)	$109,760
	01/20/2015	—		—	$—	—	5,000	(3)	$156,800
	03/11/2014	—		—	$—	—	4,654	(2)	$145,949
	03/11/2014	—		—	$—	—	5,200	(3)	$163,072
	01/22/2013	—		—	$—	—	5,775	(3)	$181,104
	01/17/2012	—		—	$—	—	5,500	(3)	$172,480
	01/18/2011	—		—	$—	—	3,000	(3)	$94,080
Bruce K. Lee	03/10/2015	—		—	$—	—	2,800	(2)	$87,808
	01/20/2015	—		—	$—	—	4,000	(3)	$125,440
Bryan R. McKeag	03/10/2015	—		—	$—	—	1,313	(2)	$41,176
	01/20/2015	—		—	$—	—	1,875	(3)	$58,800
	03/11/2014	—		—	$—	—	1,678	(2)	$52,622
	03/11/2014	—		—	$—	—	1,875	(3)	$58,800
	09/23/2013	—		—	$—	—	2,000	(4)	$62,720
Kenneth J. Erickson	01/16/2007	2,000	(5)	—	$29.65	1/16/2017	—		$—
	03/10/2015	—		—	$—	—	1,435	(2)	$45,002
	01/20/2015	—		—	$—	—	2,050	(3)	$64,288
	03/11/2014	—		—	$—	—	1,835	(2)	$57,546
	03/11/2014	—		—	$—	—	2,050	(3)	$64,288
	01/22/2013	—		—	$—	—	2,275	(3)	$71,344
	01/17/2012	—		—	$—	—	2,167	(3)	$67,957
	01/18/2011	—		—	$—	—	1,500	(3)	$47,040
Douglas J. Horstmann	01/16/2007	1,500	(5)	—	$29.65	1/16/2017	—		$—
	03/10/2015	—		—	$—	—	1,990	(2)	$62,406
	01/20/2015	—		—	$—	—	2,050	(3)	$64,288
	03/11/2014	—		—	$—	—	1,664	(2)	$52,183
	03/11/2014	—		—	$—	—	2,025	(3)	$63,504
	01/22/2013	—		—	$—	—	2,250	(3)	$70,560
	01/17/2012	—		—	$—	—	2,126	(3)	$66,671
	01/18/2011	—		—	$—	—	1,500	(3)	$47,040

(1) Market values for outstanding RSUs are based on $31.36 per share, the closing price of Heartland shares of common stock on December 31, 2015 (the last trading day of the year).
(2) Reflects performance-based RSUs that were earned in the applicable fiscal year based upon satisfaction of that fiscal year’s performance targets. Such earned RSUs vest fully two years after the end of the performance period, subject to the continued employment of the executive officer.

(3) Reflects time-based RSUs that vest in three equal annual installments on the third, fourth, and fifth anniversaries of the grant date, subject to the continued employment of the executive officer.
(4) As part of his employment offer, Mr. McKeag was granted 8,000 RSUs. A total of 4,000 RSUs vested immediately upon his hire date of September 23, 2013, and an additional 2,000 RSUs vested in January 2015. The remaining RSUs will vest as follows: 1,000 RSUs in January 2016 and 1,000 RSUs in January 2017.

(5) Reflects options that were granted as part of our long-term equity incentive program in 2007. These options vested in three equal annual installments on the third, fourth, and fifth anniversaries of the grant date, subject to the continued employment of the executive officer, and the options have an exercise price equal to the weighted average market price of Heartland common stock that was traded on the open market during the five days prior to the date on which the options were granted.

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option awards exercised and restricted stock unit awards vested during 2015 for the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Lynn B. Fuller	10,000	$41,800	18,733	$556,357
Bruce K. Lee	—	$—	—	$—
Bryan R. McKeag	—	$—	2,000	$59,060
Kenneth J. Erickson	—	$—	8,183	$242,894
Douglas J. Horstmann	—	$—	8,002	$237,370

(1) The amounts in this column were calculated by multiplying the number of shares acquired on exercise of the option by the difference between the exercise price per share and the closing trading price per share of Heartland common stock on the date of exercise.

(2) The amounts in this column were calculated by multiplying the number of vested shares by $29.53, the closing trading price per share of Heartland common stock on February 6, 2015 (the date the shares vested), except for the 2013 performance-based RSUs, which vested on December 31, 2015. The closing trading price of Heartland common stock on December 31, 2015 was $31.36 per share.

Potential Payments upon Termination or Change in Control

As described below, we provide for certain payments and benefits upon death, disability or retirement. We have also entered into change in control agreements with our named executive officers that provide for certain payments and benefits upon involuntary termination without cause or voluntary termination with good reason in connection with a change in control. In the face of corporate changes, we believe these arrangements help ensure the continuity of our management and staff, allow them to function more objectively and in a manner that is in the best interests of stockholders.

Payments Made Upon Death. Heartland has a Split-Dollar Life Insurance Plan and an Executive Supplemental Life Insurance Plan (collectively, the “plans”) that provide death benefits to the designated beneficiaries of the officers who have been enrolled in the plans. Participation in these plans is limited to persons in the position of Senior Vice President, or higher, with at least three years of service. The combined death benefit under these plans is the lesser of (1) one million dollars, or (2) two times current compensation at the time of termination (salary plus cash incentive and commissions), or (3) one hundred percent of the difference between total death proceeds payable under the policy and the cash surrender value of the policy. For those participants who entered the plans prior to 2008, this benefit continues for the officer when employment has terminated as a result of disability, retirement or a change in control. For those participants who entered the plans in 2008 or later, this benefit continues for the officer when employment has terminated as a result of disability or a change in control.

On December 31, 2007, Heartland terminated participation in the Split-Dollar Life Insurance Plan and the Executive Supplemental Life Insurance Plan for officers not then qualifying for early retirement and adopted an Executive Life Insurance Bonus Plan (the “bonus plan”) for all the officers whose participation had been terminated. Included in this terminated group was Mr. Horstmann. The bonus plan provides for a bonus amount equal to the annual premium on a life insurance policy purchased for the officer, paid directly to the insurance company, that is designed to provide a death benefit equal to two times salary at December 31, 2007, with annual increases of 5% per year until retirement at age 65. Additionally, the policies were designed for premium payments until age 65 that would be adequate to fund continued coverage through age 80 with no premium payments after age 65. The plan also provides for a payment of 40% of the premium (in January of each year) directly to the employee. Mr. Horstmann waived his right to the 40% of annual premium amount. Under this new plan, there will be no continuation of premium payments by Heartland after the employee has left employment with Heartland for any reason other than disability or change in control. The employee is the owner of the policy and may continue to make premium payments or cash out the policy upon leaving the employment of Heartland.

If employment of any of our officers who have received equity awards is terminated due to death, the terms of our standard stock option agreement provide that the options become fully exercisable and expire if not exercised within 12 months of the date of death. The terms of our performance-based RSU agreements provide that, upon termination due to death, all earned shares become fully vested and any unearned shares are forfeited. The terms of our time-based RSU agreements provide that, upon termination due to death, all unvested RSUs immediately vest.

Payments Made Upon Disability. Long-term disability (“LTD”) coverage is provided to all full-time employees on the first of the month following 30-days of employment.  Heartland has three classes of coverage with the following benefits:

*	Full-time employees with eligible earnings of $300,000 or more annually (60% to a monthly maximum benefit of $20,000 until age 65);
*	Full-time employees with eligible earnings less than $300,000 but greater than $100,000 annually (60% to a monthly maximum benefit of $15,000 until age 65); and
*	Full-time employees with eligible earnings of less than $100,000 (60% to a monthly maximum benefit of $5,000 until age 65).

“Eligible earnings” includes base salary plus prior 12-month calculation of bonus and/or commission, which will be reduced by other income received or eligible to receive due to disability such as Social Security disability insurance, workers’ compensation, other employer-based insurance coverage, unemployment benefits or settlements/judgments for income loss or retirement benefits the employer fully or partially pays.  This benefit is employer paid and the benefits are tax-free when received by the participant.

If employment of any of our officers who have received equity awards is terminated due to disability, the terms of our standard stock option agreement provide that the options become fully exercisable and expire if not exercised within 12 months of the date of disability. The terms of our performance-based RSU agreements provide that, upon termination due to disability, all earned shares become fully vested and any unearned shares are forfeited. Additionally, the terms of our time-based RSU agreements provide that, upon termination due to disability, all unvested RSUs immediately vest.

The Executive Life Insurance Bonus Plan, under which Mr. Horstmann is a participant, requires a lump sum premium payment at the date of termination due to disability sufficient to provide the scheduled death benefit until age 80. The lump sum payment may not, however, exceed an amount that would cause the life insurance to cease to be a “life insurance” contract under Section 7702(a) of the Internal Revenue Code of 1986, as amended.

Payments Made Upon Retirement. If employment of any of our officers who have received equity awards is terminated due to retirement, the terms of our standard stock option agreement provide that the options become fully exercisable and expire if not exercised within 6 months of the date of retirement.

Upon retirement, unearned performance-based RSU awards will continue to remain outstanding until the date the Compensation/Nominating Committee determines the number of performance-based RSUs earned, upon which date the earned performance-based RSUs will vest. Earned performance-based RSU awards will vest immediately upon retirement. Time-based RSUs granted in 2011 and 2012 will continue to vest under the original vesting schedule after retirement. For time-based RSUs granted in 2013, the Compensation/Nominating Committee has full discretion to accelerate the vesting of awards after the retirement of the holders of the awards. Time-based RSUs granted in 2014 and 2015 will vest as of the date of termination of service in the case of retirement. Retirement is defined as reaching age 62 and having provided at least five years of service to the Company, except that in the 2011 time-based RSU agreements retirement is defined as reaching the age of 62 and having provided at least 10 years of service to the Company. In each case, we require that retirees execute a waiver of claims against the Company, and covenant not to compete with the Company and maintain the confidentiality of its information, as a condition to acceleration.

Payments Made Upon Change In Control. Change In Control Agreements are in place for each of the named executive officers. The agreements provide that, if the executive officer’s employment is terminated by Heartland other than for “Cause,” death or disability, or is terminated by the officer for “Good Reason,” within six months prior to, or 24 months after, a “Change in Control” of Heartland, then the executive officer is entitled to a special severance payment. The severance payment is equal to a multiple of one to two times the sum of (1) the executive officer’s salary, plus (2) the average of the three most recent bonuses paid to the executive officer. For Mr. Fuller the multiple is two times, for Messrs. Lee and Erickson one and a half times, and for Messrs. McKeag and Horstmann, one time. The agreements also provide for continuation of health and welfare benefits after termination for 12 to 24 months and for out-placement services or training in an amount not to exceed one-fourth of base compensation.

The agreements do not provide for the payment of “gross-ups” to cover any applicable federal or state taxes but instead provide that applicable taxes, if owed, will be paid by the officers covered under the agreements and if any payments under the agreements would constitute an “excess parachute payment” under the Internal Revenue Code of 1986, as amended, the aggregate amount due under the agreement will be reduced to one dollar less than the amount that would cause an excess parachute payment.

The agreements define “Cause” as (1) the continued willful failure, after 20 days’ notice, to perform employment obligations, (2) conviction of a felony or a crime of embezzlement or fraud, (3) breach of fiduciary responsibility, or (4) an act of dishonesty that materially injures Heartland. “Good Reason” for termination under the agreements is defined to include (1) a material and adverse diminution in the nature, scope or status of the officer’s position, including a failure to continue in the position as an executive officer of a public company, (2) a material reduction in base compensation, (3) a relocation of the primary place of employment by more than 50 miles or a material increase in travel obligations, or (4) a failure by the acquiring entity to assume the agreement or to comply with the agreement. A “Change in Control” is defined in the agreements to include: (1) the acquisition by a person of 51% or more of Heartland’s voting securities; (2) the election of persons to constitute a majority of the Board who were not nominated by our Board or one of its committees; (3) the consummation of a merger where the prior stockholders do not hold at least 51% of the resulting entity; or (4) the liquidation or dissolution of Heartland.

Our standard stock option and RSU agreements contain terms that provide that, if the obligations under those agreements are not assumed by a successor, the vesting of the option or RSU will accelerate upon a change in control. Under the standard stock option agreement, the options become fully exercisable and expire if not exercised within six months of the date of a change in control. If stockholders adopt the proposal to amend and restate the Company’s 2012 Long-Term Incentive Plan, our new award agreements will include double-trigger vesting, so that future awards will accelerate only if the executive officer’s employment is terminated other than for Cause, death or disability, or is terminated by the executive officer for Good Reason, within six months prior to, or 24 months after, a Change in Control of Heartland.

The Executive Life Insurance Bonus Plan, under which Mr. Horstmann is a participant, requires a lump sum premium payment sufficient to provide the scheduled death benefit at the date of the change in control until age 80. Notwithstanding the foregoing, the lump sum payment will not exceed an amount that would cause the life insurance to cease to be a “life insurance” contract under Section 7702(a) of the Internal Revenue Code of 1986, as amended.

Payments Made Upon Termination. Except for the payments and benefits upon death, disability, retirement or a change in control discussed above, no additional payments or benefits will accrue or be paid upon termination of a named executive officer.

The following table shows the value of potential payments and benefits to the named executive officers upon disability, death, retirement, or in connection with certain terminations related to a change in control of Heartland. The amounts shown assume that termination was effective as of December 31, 2015, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and other compensation earned by the executives during 2015. The actual amounts to be paid can only be determined at the actual time of an executive's termination.

POTENTIAL PAYMENTS UPON DEATH, DISABILITY, RETIREMENT OR CHANGE IN CONTROL
Name	Type of Payment	Payments Upon Death	Payments Upon Disability	Payments Upon Retirement (1)	Termination Payments Upon Change In Control (2)
Lynn B. Fuller	Disability Benefit(3)	$—	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,582,071
	Health/Welfare Benefits(4)	$—	$—	$—	$23,094
	Out-Placement Counseling(5)	$—	$—	$—	$197,759
	Value of Acceleration of Stock Awards(6)	$1,023,245	$1,023,245	$1,023,245	$1,023,245
	Group Term Life Insurance	$500,000	$—	$—	$—
	Split-Dollar Life Insurance	$827,085	$—	$—	$—
Bruce K. Lee	Disability Benefit(3)	$—	$20,000	$—	$—
	Cash Severance(4)	$—	$—	$—	$665,811
	Health/Welfare Benefits(4)	$—	$—	$—	$31,896
	Out-Placement Counseling(5)	$—	$—	$—	$110,968
	Value of Acceleration of Stock Awards(6)	$213,248	$213,248	$—	$213,248
	Group Term Life Insurance(7)	$500,000	$—	$—	$—
Bryan R. McKeag	Disability Benefit(3)	$—	$20,000	$—	$—
	Cash Severance(4)	$—	$—	$—	$353,999
	Health/Welfare Benefits(4)	$—	$—	$—	$21,528
	Out-Placement Counseling(5)	$—	$—	$—	$88,500
	Value of Acceleration of Stock Awards(6)	$204,686	$204,686	$—	$204,686
	Group Term Life Insurance(7)	$500,000	$—	$—	$—
Kenneth J. Erickson	Disability Benefit(3)	$—	$20,000	$—	$—
	Cash Severance(4)	$—	$—	$—	$624,036
	Health/Welfare Benefits(4)	$—	$—	$—	$15,396
	Out-Placement Counseling(5)	$—	$—	$—	$104,006
	Value of Acceleration of Stock Awards(6)	$417,464	$417,464	$417,464	$417,464
	Group Term Life Insurance	$500,000	$—	$—	$—
	Split-Dollar Life Insurance	$795,043	$—	$—	$—
Douglas J. Horstmann	Disability Benefit(3)	$—	$20,000	$—	$—
	Cash Severance(4)	$—	$—	$—	$390,278
	Health/Welfare Benefits(4)	$—	$—	$—	$15,396
	Out-Placement Counseling(5)	$—	$—	$—	$97,570
	Value of Acceleration of Stock Awards(6)	$426,653	$426,653	$426,653	$426,653
	Group Term Life Insurance	$500,000	$—	$—	$—
	Executive Life Insurance Bonus Plan	$655,225	$3,640	$—	$3,640

(1) For the purposes of the Value of Acceleration of Stock Awards row of this column, it has been assumed that all shares will be earned even though they continue to be subject to the earning provisions as if the officer had continued employment with Heartland.

(2) For the purposes of the Value of Acceleration of Stock Awards row of this column, it has been assumed that the performance-based RSU agreements are not fully assumed in the Change in Control and, therefore, all shares immediately vest. All other stock awards immediately vest upon a Change in Control, whether or not the executive terminates employment.

(3) The disability benefit is a monthly benefit available to executives up to age 65 and begins after 90 days of total disability. Mr. Erickson’s payments would cease upon his 65th birthday in September 2016.

(4) Cash severance will be paid in equal monthly payments for the number of months specified for each executive officer as follows: Mr. Fuller - 24 months, Messrs. Lee and Erickson - 18 months and Messrs. McKeag and Horstmann - 12 months. None of the severance amounts were reduced to avoid exceeding the limitation of Section 280G of the Internal Revenue Code of 1986, as amended. Health/welfare benefits will be provided for the same periods.

(5) The amounts reflected are the maximum amounts allowed and are to be paid in the form of either (i) reimbursement of the expenses incurred for out-placement counseling within the 12-month period following the employment termination date, or (ii) a pre-paid executive level program.

(6) The amounts reflect the value of acceleration in the vesting of RSUs and were determined by multiplying the number of shares that vest by $31.36, the closing market price of a share of our common stock on December 31, 2015.

(7) Messrs. Lee and McKeag are not eligible for life insurance benefits other than group term life insurance because the current criteria for participation in the Split-Dollar Life Insurance Plan requires the employee to have a minimum of three years of service and be less than the early retirement age as defined by the Social Security Administration.

TRANSACTIONS WITH MANAGEMENT

Directors and officers of Heartland and our subsidiaries, and their associates, were customers of and had banking transactions with one or more of Heartland's subsidiaries during 2015. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the subsidiary bank's Board of Directors in accordance with the bank regulatory requirements. Additionally, the Audit/Corporate Governance Committee Charter provides that the Committee will consider and approve other material non-lending transactions between a "related person" and Heartland, or its subsidiaries, to ensure that such transactions are done at arm's length and do not affect a director's independence. For such purposes, a “related person” includes any officer or director, or any nominee for director, of Heartland, any holder of 5% or more of our common stock, or any immediate family member of those persons. In addition to such lending transactions, we engaged in the following transactions with named executive officers, directors and members of their families during the past fiscal year:

Heartland, Kendall/Hunt Publishing Company (“Kendall/Hunt”) and Westmark Enterprises, Inc. (“Westmark”) are joint owners of a Cessna Citation aircraft that Heartland uses in its business. Mark C. Falb, a Heartland director, is CEO and Chairman of the Board of Kendall/Hunt and Westmark. Heartland has contracted with Westmark to employ the flight crew, maintain and store the aircraft, and pays Westmark annually for its allocated portion of these expenses and direct flight expense. For the year ended December 31, 2015, Heartland paid Westmark $916,130.86 under this arrangement. Heartland’s purchase of the fractional interest in the aircraft and the shared ownership arrangement was approved by its Board of Directors in 2006. Heartland believes this arrangement is typical for shared ownership of aircraft and is on terms at least as favorable as could be obtained from unaffiliated third parties.

AUDIT/CORPORATE GOVERNANCE COMMITTEE REPORT

The Audit/Corporate Governance Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit/Corporate Governance Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10-K.

The Audit/Corporate Governance Committee has:

*	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015, with our management and KPMG LLP, our independent registered public accounting firm;
*
discussed with KPMG LLP the matters required to be discussed under Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the "PCAOB"), and SEC Rule 2-07, Communications with Audit Committees; and

*
received and discussed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant its independence.

Based on the review and discussions with management and KPMG LLP, the Audit/Corporate Governance Committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Members of the Audit/Corporate Governance Committee,

Mark C. Falb
John W. Cox, Jr.
Thomas L. Flynn
R. Michael McCoy
Duane E. White

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since June 1994 and our Audit/Corporate Governance Committee has selected KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The aggregate fees for each of the last two fiscal years for professional services rendered by KPMG LLP, the principal auditors who performed the audit of our annual financial statements, review of the quarterly financial statements and audit of internal controls, follows:

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$1,169,000	$705,000
Audit-Related Fees	$115,500	$224,000
Tax Fees	$308,250	$203,750
All Other Fees	$—	$—
Total	$1,592,750	$1,132,750

The Audit/Corporate Governance Committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP is incompatible with maintaining their independence as our independent registered public accounting firm.

Audit/Corporate Governance Committee Pre-Approval Policy

Among other things, the Audit/Corporate Governance Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit/Corporate Governance Committee has adopted a policy requiring pre-approval of any audit and permissible non-audit services to be provided by our independent registered public accounting firm if the fees for those services are anticipated to exceed $25,000. These services include audit and audit-related services, tax services and other services. In the case of fees for audit, audit-related, tax and other permissible services that are not expected to exceed $25,000, the fees are subject to ratification by the Audit/Corporate Governance Committee. All of the fees earned by KPMG LLP described above were attributable to services pre-approved or ratified by the Audit/Corporate Governance Committee.

PROPOSAL 2 - APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE HEARTLAND FINANCIAL USA, INC. 2012 LONG-TERM INCENTIVE PLAN

Introduction

Heartland is requesting that stockholders approve the amendment and restatement of its 2012 Long-Term Incentive Plan, which was approved by the Board of Directors on March 8, 2016. If this proposal is approved by stockholders:

*	400,000 shares of common stock will be added to the number of shares authorized for issuance under the Plan;
*
the material terms of the performance goals under the Plan for purposes of Section 162(m) (“Code Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) will be re-approved for five additional years; and

*	additional amendments to the Plan will be made as discussed below.

For purposes of this proposal, the original 2012 Long-Term Incentive Plan as referred to as the “Plan” or the “2012 LTIP,” and the Plan as amended and restated is referred to as the “Amended and Restated 2012 LTIP” or the “Amended and Restated Plan.”

If the Amended and Restated Plan is not approved by stockholders at the 2016 Annual Meeting, no new shares will be added and equity awards will continue to be granted under the 2012 LTIP as currently in effect.

The 2012 LTIP is our only plan for providing equity incentive compensation to our employees and non-employee directors, other than, in the case of our employees, our Employee Stock Purchase Plan. The Board believes that our 2012 LTIP is in the best interests of stockholders and Heartland, as equity awards granted under this Plan help to promote Heartland’s long-term financial success; attract, motivate, and retain key talent; align employee and non-employee director interests with stockholder interests; link employee and non-employee director compensation to company performance and maintain a culture based on employee and non-employee director stock ownership. Equity is a significant component of total compensation for many of our key employees.

The following summary of the material terms of the Amended and Restated 2012 LTIP is qualified in its entirety by reference to the actual text of the Amended and Restated 2012 LTIP, attached as Appendix A.

Purpose of the Amendments

We are requesting that stockholders approve the Amended and Restated 2012 LTIP to include the following changes:

Increase Share Reserve. Under the 2012 LTIP, 500,000 shares of common stock are currently authorized for issuance, and stockholders are being asked to authorize an additional 400,000 shares for future incentive awards. As of March 8, 2016, 159,690 shares remained authorized but unissued under the Plan; as a result, if this proposal is approved, a total of 559,690 shares would have been available for issuance under the Plan as of that date. If the Amended and Restated Plan is not approved and the share authorization for stock awards is not increased, the Company believes that the shares authorized for issuance under the 2012 LTIP will be depleted in 2017. Our Board of Directors is recommending the increase in authorized shares provided for in the Amended and Restated Plan so that the Company will continue to have the ability to grant equity awards at current levels in order to attract and retain talented and motivated executive officers, other employees and non-employee directors.

Re-Approve Material Terms of Performance Goals. The 2012 LTIP has been structured so that the Compensation/Nominating Committee (the “Committee”) can, in its sole discretion, grant equity awards that satisfy the requirements of “performance-based” compensation within the meaning of Code Section 162(m). Generally, under this Section, in order for Heartland to be able to deduct compensation in excess of $1 million paid in any one year to any of our named executive officers, such compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Code Section 162(m) is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by stockholders every five years.

If stockholders approve this proposal, they will re-approve the material terms of the performance goals set forth in the 2012 LTIP for purposes of Code Section 162(m). The material terms of the performance goals include the employees eligible to receive compensation, a description of the business criteria or performance measures on which the performance goal is based and the maximum amount of compensation that can be paid to an employee with respect to the performance goal. These material terms will not change from those in the 2012 LTIP. However, nothing in this proposal precludes Heartland or the Committee from granting equity awards that do not qualify for tax deductibility under Code Section 162(m), nor is there any guarantee that equity awards intended to qualify for tax deductibility under Code Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Enhance Governance Features. The Amended and Restated 2012 LTIP promotes responsible share counting and share granting practices, and incorporates additional governance features that moderate the cost of the Amended and Restated 2012 LTIP to our stockholders. These provisions include, but are not limited to, the following:

*
No Liberal Share Recycling: Shares used to pay the exercise price related to a stock option or withholding taxes related to a stock option or stock appreciation right (“SAR”), unissued shares resulting from the net settlement of a stock option, shares covered by a stock-settled SAR that are not issued in connection with the settlement on exercise, and shares purchased by us in the open market using the proceeds of stock option exercises do not become available for issuance as future equity awards under the Amended and Restated Plan.

*
Double-Trigger Vesting of Awards in the Event of a Change in Control: Equity awards do not automatically accelerate on a Change in Control, but only if the participant is involuntarily terminated without Cause, or leaves for Good Reason, within a period beginning six months prior to a Change in Control and ending 24 months after a Change in Control, as these capitalized terms are defined in the Amended and Restated Plan.

*
No Dividends or Dividend Equivalents Paid Until Shares Vest: The Amended and Restated Plan prohibits the payment of dividends and dividend equivalents on awards until those awards are earned and vested. In addition, the Amended and Restated Plan prohibits the granting of dividend equivalents on stock options and SARs. Any dividends or dividend equivalents that do not vest are forfeited. This provision covers performance-based awards that are intended to qualify for tax deductibility under Code Section 162(m) and any other awards subject to performance-based vesting conditions.

*
Limits on Non-Employee Director Grants: The maximum value of awards that may be granted to any non-employee director in a calendar year is capped at $100,000. This limit does not apply to any award received in lieu of retainers or fees.

These enhancements supplement existing governance features in the 2012 LTIP that align participants’ interests with those of our stockholders:

*
No Discounted Options or Stock Appreciation Rights: The exercise price for any option or SAR may not be less than the fair market value of Heartland's common stock on the grant date, except when the company is replacing existing awards issued by an acquired entity.

*
No Repricing without Stockholder Approval: The exercise price of an option or SAR may not be decreased after the grant date nor may such an award be surrendered to Heartland as consideration for cash or a replacement award with a lower exercise price, except as approved by Heartland's stockholders, as adjusted for corporate transactions, or to replace existing awards granted under a predecessor plan.

*
No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee. Even then, transfers are limited to immediate family members, trusts or partnerships for their benefit, or charitable organizations, and the participant cannot receive consideration for the transfer.

*	No Evergreen Provision: There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2012 LTIP can be automatically replenished.
*	Awards Subject to Forfeiture or Clawback: Awards are subject to applicable clawback provisions.
*	No Tax Gross-ups: The 2012 LTIP does not provide for any tax gross-ups.

Share Usage Under the 2012 LTIP

We have a history of conservative and disciplined share usage under the 2012 LTIP. In proposing an increase in authorized shares, the Committee and our Board of Directors considered Heartland’s historical equity compensation practices (including the total number of shares underlying existing equity awards), Heartland’s three-year average share usage (commonly referred to as "burn rate"), and dilution. They also considered these factors in assessing the number of shares likely to be needed for future grants.

The Compensation/Nominating Committee’s consultant, Grant Thornton, assisted in the analysis of the additional number of shares to be reserved for issuance under the Amended and Restated Plan. Heartland expects that the number of shares available will satisfy equity compensation needs for approximately five years based on historical grant rates.

Burn Rate. Burn rate, a measure of the speed at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined as, in a given year, the number of shares of common stock subject to equity awards granted, divided by the weighted average number of shares of common stock outstanding. In setting and recommending to stockholders the number of additional shares to be authorized under the Amended and Restated Plan, the Committee and the Board of Directors considered Heartland’s burn rates for the past three years ended December 31, 2015, 2014 and 2013:

	Total Common Shares Granted	Common Shares Outstanding (Weighted Average)	Burn Rate	ISS Burn Rate (2)
2015 (1)	139,943	20,620,000	0.68%	2.04%
2014	131,560	18,482,059	0.71%	2.14%
2013	126,685	8,634,000	1.47%	4.40%
Average (2013-2015)	132,729	15,912,020	0.95%	2.86%

(1) Through the quarter ended September 30, 2015.
(2) Includes the multiplier applied by Institutional Shareholder Services (“ISS”), based on the Company’s common stock price volatility (i.e., each RSU is counted as an option to acquire three shares of common stock).

Calculated using the methodology of ISS, our burn rate is below ISS’s applicable limit of 3.17%.

Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to the number of shares available to be granted as future equity awards plus the number of shares subject to equity awards outstanding, divided by those shares plus the total number of shares outstanding. Total potential dilution, with and without the additional shares requested in this proposal, is shown in the table below as of December 31, 2015:

Total Potential Dilution
Remaining Reserve (1)	267,817
2012 LTIP Shares Outstanding (2)	500,381
Common Shares Outstanding (CSO) (3)	22,498,021
Total Current Dilution (4)	3.3%
Share Authorization Request	400,000
Total Potential Dilution (5)	4.9%

(1) Estimated using shares available for grant under the 2012 LTIP as of December 31, 2014, less shares granted under the 2012 LTIP through the nine months ended September 30, 2015, plus shares forfeited under the 2012 LTIP during such nine-month period.

(2) As of September 30, 2015.
(3) As of January 31, 2016.
(4) Calculated as (Remaining Reserve + 2012 LTIP Shares Outstanding) divided by (CSO + Remaining Reserve + 2012 LTIP Shares Outstanding).
(5) Calculated as (Remaining Reserve + 2012 LTIP Shares Outstanding + Share Authorization Request) divided by (CSO + Remaining Reserve + 2012 LTIP Shares Outstanding + Share Authorization Request).

Our total potential dilution is well below the median for our peer group, ranking at approximately the 40th percentile of our peer group, which is described earlier in the “Compensation Discussion and Analysis” section of this proxy statement.

Material Terms of the Amended and Restated 2012 LTIP

The following is a summary of the material terms of the Amended and Restated 2012 LTIP, and is qualified in its entirety by reference to the attached Appendix A. Except as indicated in this proposal, the Amended and Restated Plan will continue the terms of the 2012 LTIP.

Effective Date and Term

The Amended and Restated Plan is effective March 8, 2016, subject to approval by Heartland's stockholders, and awards may be granted until the 10-year anniversary of the effective date of the 2012 LTIP, which will be January 1, 2022. Any awards that are outstanding after that date will remain subject to the terms of the Amended and Restated Plan in effect at that time.
Eligibility

Selected employees and non-employee directors of, and service providers to, Heartland and its subsidiaries will be eligible to become participants in the Amended and Restated 2012 LTIP, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the Amended and Restated 2012 LTIP, and the type and amount of any such awards. As of March 23, 2016, there would have been approximately 643 employees and 7 non-employee directors eligible to participate in the Amended and Restated 2012 LTIP.

Administration

The Plan as amended and restated will continue to be administered by a committee selected by the Board, which is currently the Committee. The Committee selects award recipients from the eligible participants, determines the time of receipt, the types of awards, the number of shares covered by the awards, the terms of awards, whether to cancel or suspend awards, and whether to reduce or eliminate any restrictions or vesting requirements applicable to awards. The Committee may use its discretion to grant awards that do not qualify as performance-based compensation.
Types of Awards

Types of awards that may be granted under the Amended and Restated Plan include, but are not limited to, stock options, SARs, bonus shares, performance shares, performance units, restricted stock, restricted stock units, and cash incentive awards.

Options. The Committee may grant incentive stock options and nonqualified stock options to purchase common stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms of the individual award. Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of Heartland's common stock).

The exercise price for any option may not be less than the fair market value of Heartland's common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10% or more of Heartland's common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by Heartland or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to Heartland as consideration for cash or the grant of a replacement option with a lower exercise price, except as approved by Heartland's stockholders, as adjusted for corporate transactions described below under the caption “Corporate Transactions,” or in the case of options granted in replacement of existing awards, as granted under a predecessor plan.

Options awarded under the Amended and Restated 2012 LTIP will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the Amended and Restated 2012 LTIP that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option, and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of common stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option may be paid in cash, by personal, certified or cashiers' check, in shares of Heartland's common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by net exercise, or by irrevocably authorizing a third party to sell shares of Heartland's common stock and remit a sufficient portion of the proceeds to Heartland to satisfy the exercise price (sometimes referred to as a “cashless exercise”), by other property deemed acceptable by the Committee, or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received will be equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.

Stock Appreciation Rights. SARs entitle the participant to receive cash or common stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR may not be less than the fair market value of the common stock on the date the SAR is granted. However, the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee, non-employee director or service provider of a third party that is acquired by Heartland or one of its subsidiaries. SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards. A stock award is a grant of shares of Heartland's common stock or a right to receive shares of Heartland's common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include, but are not be limited to, bonus shares, performance shares, performance units, restricted stock, restricted stock units, or any other equity-based award as determined by the Committee. Any specific performance measures, performance objectives or period of service requirements are set by the Committee in its discretion.

Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Heartland's common stock having a value equivalent to the cash otherwise payable), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee. The Committee may grant cash incentive awards (including the right to receive payment of cash or Heartland common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Performance-Based Compensation

Stockholder approval of the Amended and Restated 2012 LTIP will constitute re-approval of the list of performance measures below for purposes of Code Section 162(m).

Code Section 162(m). A U.S. income tax deduction for Heartland generally will be unavailable for annual compensation in excess of $1,000,000 paid to a “covered employee” (our CEO and the three other most highly compensated executive officers other than the CFO). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1,000,000 limit. It is expected that, generally, options and SARs granted under the Amended and Restated 2012 LTIP will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any stock awards or cash incentive awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). However, nothing in this proposal precludes Heartland or the Compensation/Nominating Committee from granting equity awards that do not qualify for tax deductibility under Code Section 162(m), nor is there any guarantee that equity awards intended to qualify for tax deductibility under Code Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Performance Measures. The performance measures will be based on any one or more of the following: earnings (such as earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings per share); financial return ratios (such as return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan reserves, nonperforming assets; loans; deposits; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; interest margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

Performance measures may be based on the performance of Heartland as a whole or of any one or more subsidiaries; business units of Heartland or a subsidiary; or a specific, or group of, product lines. Performance measures may be measured relative to a peer group, an index or a business plan.

The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. In certain circumstances, the Committee may adjust performance measures. However, no adjustment may be made with respect to an award that is intended to be “performance-based compensation” under Code Section 162(m), except to the extent the Committee exercises negative discretion as permitted thereunder.

Dividends and Dividend Equivalents

The Amended and Restated Plan prohibits granting dividend equivalents in connection with options, SARs, or other awards whose value is based solely on an increase in value of the shares after the grant date. Furthermore, dividend and dividend equivalent payments cannot be made on performance-based compensation subject to Code Section 162(m) or other awards subject to performance-based vesting conditions until all conditions or restrictions relating to the award have lapsed. Dividends and dividend equivalents that are not so vested shall be forfeited.

Forfeiture of Awards

Unless specifically provided to the contrary in the applicable award agreement, if a participant's service is terminated for cause, any outstanding award held by the participant will be forfeited immediately, and the participant will have no further rights under the award.

Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure or other restrictive covenant in any agreement between the participant and Heartland or a subsidiary, whether during or after the participant's termination of service, the participant will forfeit or pay the following to Heartland:

*	all outstanding awards granted to the participant under the Amended and Restated 2012 LTIP, including awards that have become vested or exercisable;
*
any shares held by the participant in connection with the Amended and Restated 2012 LTIP that were acquired after the participant's termination of service and within the six-month period immediately preceding the participant's termination of service;

*
the profit realized by the participant from the exercise of any stock options or SARs that the participant exercised after the participant's termination of service and within the six-month period immediately preceding the participant's termination of service; and

*
the profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the Amended and Restated 2012 LTIP after the participant's termination of service and within the six-month period immediately preceding the participant's termination of service, where such sale or disposition occurs in such similar time period.

Shares Available for Awards

Under the Amended and Restated Plan, the maximum number of shares of Heartland's common stock authorized for issuance to participants, or their beneficiaries, shall be increased from 500,000 shares to 900,000 shares, subject to permitted adjustments for certain corporate transactions and for forfeited shares.

Under the Amended and Restated Plan, there will be additional restrictions on the counting and reuse of shares. The number of shares covered by an award shall be counted against the aggregate number of shares available.

If any shares covered by an award are forfeited or are reacquired by the Company (including any shares withheld by the Company or shares tendered to satisfy any tax withholding obligation on full value awards or shares covered by an award that is settled in cash), or if an award otherwise terminates or is cancelled without delivery of any shares, then those shares will become available again for granting awards.

The following shares will not be available for issuance under the Amended and Restated Plan: (A) any shares which would have been issued upon an exercise of a stock option but for the fact that the exercise price was paid by a “net exercise” or any shares tendered in payment of the exercise price of a stock option; (B) any shares withheld by the Company or shares tendered to satisfy any tax withholding obligation with respect to a stock option or SAR; (C) shares covered by a stock-settled SAR that are not issued in connection with settlement of the SAR; or (D) shares that are repurchased by the company using stock option exercise proceeds.

Awards that do not entitle the holder to receive or purchase shares shall not be counted against the aggregate number of shares available for awards under the Amended and Restated Plan.

Shares issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the company or an affiliate shall not be counted against the aggregate number of shares available for the granting of awards under the Amended and Restated Plan.

Limitations on Grants to Individuals

During any calendar year, awards to any one participant are limited as follows, to the extent required by Code Section 162(m):

*	the maximum number of shares covered by options or SARs that are intended to be “performance-based compensation” is 100,000 shares;
*	the maximum number of shares covered by stock awards that are intended to be “performance-based compensation” is 100,000 shares; and
*	the maximum amount of cash incentive awards or cash-settled stock awards that are intended to be “performance-based compensation” is $1 million.

The Amended and Restated Plan would further limit the maximum value of equity awards granted to each non-employee director in a calendar year to $100,000.

Corporate Transactions

The Committee may continue to use shares available under the Amended and Restated Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of Heartland or a subsidiary, including the plans and arrangements of Heartland or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the common stock of Heartland (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization or merger), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award's status as “performance-based compensation” under Code Section 162(m). However, the Committee may otherwise adjust awards, or prevent the automatic adjustment of awards, as it deems necessary and in its sole discretion, to preserve the benefits or potential benefits of awards under the Amended and Restated Plan.

Change In Control

The Amended and Restated plan provides for double-trigger vesting of equity awards in connection with a “Change in Control.” Unless otherwise provided in an award agreement, if a participant is involuntarily terminated without “Cause,” and other than as a result of death or disability, or if a participant leaves for “Good Reason,” within the period beginning six months prior to a Change in Control and ending 24 months after the Change in Control:

*
all outstanding options and SARs held by a participant who is employed by, or providing services to, Heartland or its subsidiaries at the time of the Change in Control will become fully exercisable; and

*
all stock awards or cash incentive awards granted under the Amended and Restated 2012 LTIP will become fully earned and vested, with awards conditioned upon the achievement of performance measures becoming fully earned and vested at the target levels.

The capitalized terms are defined in the Amended and Restated Plan. In the event an award under the Amended and Restated 2012 LTIP constitutes “deferred compensation” for purposes of Section 409A of the Code (“Code Section 409A”), and the settlement or distribution of the award is triggered by a Change in Control, then such settlement or distribution will be subject to the event constituting the Change in Control also constituting a “change in control event” for purposes of Code Section 409A.

Transferability

Awards are generally not transferable, except as designated by the participant by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in the Code and Employee Retirement Income Security Act of 1974; provided, however, that the Committee may permit the transfer of awards to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, provided that such transfers are made without consideration to the participant.

Amendment and Termination

The Board may at any time amend or terminate the Amended and Restated 2012 LTIP or any award granted under the Amended and Restated 2012 LTIP, but no amendment or termination may impair the rights of any participant without the participant's written consent. The Board may not amend any provision of the Amended and Restated 2012 LTIP to materially increase the number of shares that may be issued under the Amended and Restated 2012 LTIP, materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Amended and Restated 2012 LTIP, without approval of Heartland's stockholders. Notwithstanding the foregoing, the Board may amend the Amended and Restated 2012 LTIP at any time, retroactively or otherwise, to ensure that the Amended and Restated 2012 LTIP complies with current or future law without stockholder approval, and the Board may unilaterally amend the Amended and Restated 2012 LTIP and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy

All awards, amounts and benefits received under the Amended and Restated 2012 LTIP will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable clawback policy of the Company or any applicable law.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the Amended and Restated 2012 LTIP.

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. Upon the exercise of an incentive stock option, no taxable income is realized by the optionee for purposes of regular income tax. However, the optionee may be required to recognize income for purposes of the alternative minimum tax (“AMT”). If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) Heartland will not be entitled to a deduction for federal income tax purposes.

If the shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) Heartland will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by Heartland.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and Heartland generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by Heartland.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to Heartland in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, a holder of restricted stock who makes a special election under Section 83(b) of the Code within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the holder of restricted stock has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the holder of restricted stock made a Section 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Heartland will generally be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of RSUs, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Taxes with respect to cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment of taxes may be delayed until a later date to the extent permitted under applicable tax laws. Heartland will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are issuable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become issuable. Upon the sale of the shares, appreciation (or depreciation) after the shares are issued is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. Heartland generally will be entitled at that time to an income tax deduction for the same amount.

Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not incur federal income tax liability at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received, and Heartland generally will be entitled to a corresponding deduction.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), a SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of Heartland common stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a Section 83(b) election is made to recognize income as of the date the shares are received.

Deductibility of Compensation Under Code Section 162(m).  Subject to the usual rules concerning reasonable compensation, including Heartland’s obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and other performance awards paid under the Amended and Restated 2012 LTIP are “qualified performance-based compensation” within the meaning of Code Section 162(m), Heartland generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated 2012 LTIP.  However, Code Section 162(m) generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s CEO and the corporation’s other three most highly compensated executive officers (excluding the CFO). However, “qualified performance-based qualified compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria or performance measures upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant to any performance period, must be approved by a majority of the corporation’s stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

Withholding of Taxes. Heartland may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to Heartland to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy Heartland's minimum statutory withholding obligation.

Change in Control. Any acceleration of the vesting or payment of awards under the Amended and Restated 2012 LTIP in the event of a Change in Control in Heartland may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by Heartland.

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Amended and Restated 2012 LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the Amended and Restated 2012 LTIP. Heartland strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules in their personal circumstances to the awards granted to them under the Amended and Restated 2012 LTIP.

Plan Benefits

The benefits that will be awarded or paid in the future under the Amended and Restated 2012 LTIP cannot currently be determined. Awards granted after the date of our 2016 Annual Meeting are within the discretion of the Compensation/Nominating Committee, subject to limits on the maximum amounts that may be awarded to any individual as described above. Recent equity awards to our named executive officers under the 2012 LTIP are listed in the Grants of Plan-Based Awards table in this proxy statement. As of March 8, 2016, the closing price of a share of Heartland common stock was $31.68.

☑    The Board of Directors recommends that you vote your shares FOR approval of the amendment and restatement of the Heartland Financial USA, Inc. 2012 LTIP.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares available for future issuance under Heartland’s equity plans as of December 31, 2015:

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	125,950	$24.08	599,797 (1)
Equity compensation plans not approved by security holders	—	$—	—
Total	125,950	$24.08	599,797

(1) Includes 277,658 shares of common stock available for issuance under the 2012 LTIP and 322,139 shares available for issuance under the 2006 ESPP

PROPOSAL 3 - ADOPTION OF THE HEARTLAND FINANCIAL USA, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Heartland is requesting that stockholders approve the 2016 Employee Stock Purchase Plan (the “2016 ESPP”), which was approved by the Board of Directors on March 8, 2016. The 2016 ESPP would align the interests of our employees with those of our stockholders by allowing employees periodically to purchase common stock of the Company through payroll deductions. Such benefits were previously provided by the Heartland Financial USA, Inc. 2006 Employee Stock Purchase Plan (the “2006 ESPP”). The 2016 ESPP will replace the 2006 ESPP.

Material Terms of the 2016 ESPP

The 2016 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (“Code Section 423”). The following summary of material terms of the 2016 ESPP is qualified in its entirety by reference to the actual text of the 2016 ESPP, attached as Appendix B.

Effective Date and Term

The 2016 ESPP is effective March 8, 2016, subject to approval by Heartland's stockholders, and it will remain effective until terminated by the Board or until the date on which there are no additional shares reserved for issuance to participants.

Eligibility

Each employee is eligible to participate in the 2016 ESPP beginning on the January 1st coincident with or following the date on which the employee has been employed by the Company, unless otherwise modified by the committee administering the 2016 ESPP. The Committee will administer the 2016 ESPP. The Committee may change the eligibility criteria for any offering period, in advance of such offering period, provided such criteria are permissible under Code Section 423. As of March 23, 2016, there would have been approximately 1,827 employees eligible to participate in the 2016 ESPP.

Offering Periods

Shares of our common stock will be offered under the 2016 ESPP through a series of offering periods. Subject to stockholder approval of the 2016 ESPP, the initial offering period will start on March 8, 2016, and end on December 31, 2016. Each subsequent period of 12 months will start on January 1st of each year and end on December 31st of that year. When an eligible employee elects to participate in an offering period, he or she will be granted an option to acquire shares of our common stock on the last business day of the offering period, also referred to as the “investment date”. The Committee in its sole discretion may alter the timing and duration of offering periods or investment dates.

Participation; Payroll Deductions

Employees may elect to participate in the 2016 ESPP for an offering period by submitting an enrollment form to Heartland by a specified date. This form will specify a payroll deduction amount based on the percentage of compensation, which shall be withheld and used to purchase Heartland common stock. The Committee, in its sole discretion, may establish limitations, by number of shares or by dollar amount, on the maximum level of participation for any offering period. Each participant’s payroll deduction will be credited to a payroll deduction account. No interest shall accrue or be paid on amounts credited to a payroll deduction account.

A participant may cease participation in an offering period by completing and filing a prescribed form with the Company at least 15 days prior to the end of such offering period. The Company shall pay to such participant the balance in the participant’s payroll deduction account as soon as practicable thereafter.

Shares Available

A maximum of 500,000 shares are reserved for issuance and purchase under the 2016 ESPP. The shares subject to the 2016 ESPP include shares currently authorized but unissued, shares currently held by Heartland or, to the extent permitted by applicable law, shares subsequently acquired by Heartland as treasury shares, including shares purchased in the open market or in private transactions.

Purchase of Shares

On the investment date, which is the last business day of the offering period, each participant will be deemed to have exercised rights under the 2016 ESPP to purchase shares of Heartland common stock. The number of shares each participant is deemed to have purchased is determined by dividing the current balance of the participant’s payroll deduction account by the purchase price as determined by the method established by the Committee prior to the beginning of the offering period.

The Committee may establish the purchase price using any of the following standards:

*	the fair market value of the shares on the grant date, which is the first business day of the offering period;
*	the fair market value of the shares on the investment date;
*	the lower of the fair market value of the shares on the grant date or the investment date; or
*	a pre-established percentage of the fair market value of the shares on any of the foregoing dates (but in no event less than 85% of the fair market value on such date).

Termination of Employment

If a participant ceases for any reason during an offering period to be an employee, the balance of the participant’s payroll deduction account shall be refunded as soon as practicable. Notwithstanding the foregoing, if the participant retires in the last three months of an offering period, the participant’s payroll deductions shall remain in the 2016 ESPP and used to purchase shares as if he or she is still employed on the investment date, unless the participant ceases participation in the 2016 ESPP by completing and filing the applicable form at least 15 days prior to the end of such offering period.

Non-Transferability of Options

Options to purchase shares under the 2016 ESPP are not transferable by a participant and are exercisable during the participant’s lifetime only by the participant.

Limits on Shares Purchased

Except as otherwise determined by the Committee, no participant may purchase more than 2,500 shares under the 2016 ESPP during an offering period, nor may any participant purchase shares which, in the aggregate, exceed $25,000 in fair market value for each calendar year. No employee who, immediately after an option to purchase shares is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of stock of the Company shall be granted a right to purchase shares under the 2016 ESPP.

No participant will have any stockholder rights with respect to the shares covered by his or her right to purchase shares until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of purchase. The following additional limits apply to the shares purchased under the 2016 ESPP:

*	such shares are not transferable by a participant for 12 months from the date of purchase; and
*
fractional shares will not be distributed, but instead, the participant shall receive a check for the fractional shares in an amount equal to the proportionate fair market value of a share of common stock on the date of distribution.

Changes in Capitalization

Unless otherwise provided by the Committee, in the event of a change to the capitalization or the common stock of Heartland, the number and kind of securities underlying each participant’s right to purchase shares under the 2016 ESPP will automatically be adjusted to reflect such event. Such adjustment will not change the total price for the participant’s option to purchase the shares, but will include an adjustment in the price of the shares, to the extent consistent with Code Section 423.

Change in Control

In the event of a sale of all or substantially all of the assets of the Company, or the consolidation or merger of the Company with and into another corporation, all outstanding rights to purchase shares shall be assumed by the successor corporation, a parent or a related corporation, or an equivalent right shall be substituted. If the successor corporation, a parent or a related corporation refuses to assume the purchase right or provide a substitute right, the offering period then in progress shall be shortened such that the investment date for the offering period shall be any date occurring prior to the effective date of the sale or merger.

Administration

The 2016 ESPP provides that it will be administered by a Committee comprised of two or more members of the Board who are both non-employee, disinterested directors, as these terms are used in Rule 16b-3 of the Securities Exchange Act of 1934. Currently, the Compensation/Nominating Committee would administer the 2016 ESPP. The Committee has the authority to (i) establish or change the duration of any offering period; (ii) limit or increase the frequency and/or number of changes in the amounts of compensation withheld during an offering period; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts of compensation withheld from the participant’s compensation; (iv) delegate all or any portion of its responsibilities or powers under the 2016 ESPP to persons selected by it; (v) establish additional terms with respect to the shares issuable under the 2016 ESPP; and (vi) establish such other limitations or procedures as the Committee determines are necessary and consistent with the administration of the 2016 ESPP.

Amendment and Termination

The Board may at any time amend the 2016 ESPP, provided that no amendment may retroactively impair or otherwise adversely affect any participant’s rights to accrued benefits under the 2016 ESPP, unless such amendment is required to comply with applicable law; provided, however, that no amendment shall be effective without the approval by the stockholders if such approval is required by applicable law.

The Board may terminate the 2016 ESPP at any time. If not terminated by the Board, the 2016 ESPP will terminate on the date on which there are no additional shares reserved for issuance to participants. Upon termination, Heartland will refund each participant any payroll deductions credited to their payroll deduction account.

U.S. Federal Income Tax Considerations

The following is a summary of the U. S. federal income tax consequences that generally will apply with respect to purchases of shares of common stock made under the 2016 ESPP and with respect to the sale of the shares acquired under the 2016 ESPP.

In general, a participant will not recognize taxable income and no tax deduction will be allowable to Heartland upon the participant enrolling in the 2016 ESPP or upon purchasing shares of Heartland common stock at the end of an offering period. However, a participant will recognize taxable income in the year in which the shares purchased pursuant to the 2016 ESPP are sold or otherwise disposed of by the participant.

If shares purchased pursuant to the 2016 ESPP are disposed of in a “qualifying disposition” more than two years from the start of the offering period with respect to which the shares of common stock were purchased and more than one year from the date on which the shares were purchased, then the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of sale over the price at which the participant purchased the shares, or (ii) the excess of the fair market value of the shares at the time the option was granted over the purchase price.

Any gain (or loss) on a qualifying disposition of the shares in excess of the amount treated as ordinary income will be long-term capital gain (or loss). Heartland is not entitled to take a deduction for any amount with respect to the sale of the shares in the event of a qualifying disposition.

If the participant disposes of shares purchased pursuant to the 2016 ESPP in a “disqualifying disposition” within two years after the start of the offering period in which the shares were purchased or within one year after the purchase date, the participant will recognize ordinary income on the excess, if any, of the fair market value of the shares on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. Heartland is entitled to an income tax deduction in the year in which the disqualifying disposition occurs equal to the amount the participant is required to report as ordinary compensation income (subject to any limitations applicable to the compensation paid to certain Heartland officers under Code Section 162(m)).

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2016 ESPP. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2016 ESPP. Heartland suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules in their personal circumstances to the options granted to them under the 2016 ESPP.

New Plan Benefits

The benefits to be received by participants under the 2016 ESPP are not determinable, since the amounts and purchase prices of their future purchases of shares of common stock will be based on their elective payroll deductions. As of March 8, 2016, the closing price of a share of Heartland common stock was $31.68.

☑    The Board of Directors recommends that you vote your shares FOR adoption of the Heartland Financial USA, Inc. 2016 Employee Stock Purchase Plan.

PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although we are not required to do so, our Board of Directors recommends that the stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm. A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of our independent registered public accounting firm is not ratified, the Audit/Corporate Governance Committee of the Board of Directors will consider the matter of the appointment.

☑    The Board of Directors recommends that you vote your shares FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm.

PROPOSAL 5 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation to our executive officers set forth in the “Summary Compensation Table” and related tables in this proxy statement, and described in the “Compensation Discussion and Analysis” section of this proxy statement. Consistent with the direction of our stockholders and our Board of Directors, we submit executive compensation to our stockholders for their advisory approval on an annual basis. Although your vote is advisory and not binding upon the Compensation/Nominating Committee, the Committee will take the results of the vote into account in formulating executive compensation in future years. We are requesting your vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of Heartland’s executives as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related disclosure contained in the Heartland proxy statement dated April 6, 2016.

As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement, Heartland's compensation program during the past three years has been reflective of its results of operations. The objective of our Board has been to provide salary levels to our executives that adequately compensate them relative to their peers and longer-term incentives that both align executive officer compensation with the success of meeting long-term strategic operating and financial goals and minimizing risks to Heartland. The Board believes our compensation policies and procedures achieve these objectives. As required by the Dodd-Frank Act and Section 14A of the Exchange Act, this proposal was submitted to stockholders in 2012 for their approval, on an advisory basis, regarding the frequency of voting on say-on-pay for the compensation of our named executive officers. The majority of stockholders, approximately 75%, voted for an annual say-on-pay advisory vote for our named executive officers.

☑    The Board of Directors recommends that you vote your shares FOR the approval of Heartland’s executive compensation.

PROPOSAL 6 - STOCKHOLDER PROPOSAL TO DECLASSIFY BOARD OF DIRECTORS

Gerald R. Armstrong of 621 Seventeenth Street, No. 2000, Denver, Colorado 80293-2001, phone number (303)355-1199, owner of 348.5451 shares of Heartland common stock (the “proponent”), has notified us that he intends to present the following proposal at the Annual Meeting. The Board of Directors opposes the following Stockholder Proposal for the reasons stated after the proposal. As required by the rules of the SEC, the text of the resolution and the supporting statement of Mr. Armstrong are included below exactly as submitted by him:

Stockholder Proposal

“That the shareholders of HEARTLAND FINANCIAL USA, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”
Stockholder Supporting Statement

The proponent is a professional investor who monitors his investments carefully to insure that good corporate governance practices are in place.

He believes the current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually.

He is concerned that the Board’s practices at Heartland are needing some improvement and that should start within the boardroom where governance practices are formed. He believes greater accountability is essential for good practices to be implemented and he objects to the practice of having one person serve as Chairman of the Board as well as Chief Executive Officer and the board not prohibiting use of shares by the Chairman/CEO as collateral for a loan. (Page 13 of last year’s proxy statement notes our Chairman “Mr. Fuller has pledged 297,185 shares of common stock as collateral for a loan.”)

He believes, too, that directors should be elected, or re-elected, with a majority of the votes represented in the meeting-not a plurality vote standard which is now in place.

The proponent has caused other corporations to adopt the practice of electing all Directors annually. Included are:

AGL Resources, Inc.	Cullen/Frost Bankers, Inc.	ONEOK, Inc.
American River Holdings	DDR, Inc.	Pacific Continental Corporation
Anadarko Petroleum Corp.	Devon Energy, Inc.	Questar Corporation
Archer-Daniels-Midland Companies, Inc.	East West Bancorp.	RLI Corp.
Associated Banc-Corp	Eastman Chemical Co.	Rayonier, Inc.
Avista Corp.	Ecolab, Inc.	Redwood Trust, Inc.
Badger Meter, Inc.	Federal Realty Investment Trust	Rite Aid Corporation
Bank of Hawaii Corporation	The First Bancorp	Selective Insurance Group, Inc.
Barnes Group, Inc.	First Niagara Financial Group, Inc.	Spectra Energy Corp.
Bill Barrett Corp.	General Growth Properties, Inc.	Stockyards Bancorp
Boston Private Financial Holdings, Inc.	Halliburton Company	Super Valu Stores, Inc.
Cascade Bancorp	Hampton Roads Bankshares	TCF Financial Corporation
Central Pacific Financial Corp.	Helmerich & Payne, Inc.	TECO Energy, Inc.
Chesapeake Energy Corporation	IDACORP, Inc.	UMB Financial Corporation
Cincinnati Financial Corp.	Johnson Controls, Inc.	U.S. Bancorp
City National Corporation	KeyCorp	Webster Financial Corporation
CoBiz Inc.	MB Financial, Inc.	Wintrust Financial Corporation
Columbia Banking System	North Valley Bancorp.	Xcel Energy Inc.
Comerica Incorporated	Nucor Corporation	Zions Bancorporation
ConocoPhillips, Inc.	OGE Energy Corp.

Since 2000, the number of S & P 500 companies with classified boards has declined significantly and many S & P 500 companies brought their own proposals for annual elections of all directors.

The proponent believes that greater accountability and the adoption of good governance practices can serve as protection to the shareholders’ investments in Heartland shares.

If you agree, please vote “FOR” this proposal.

HEARTLAND BOARD’S STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

The Heartland Board of Directors recommends that you vote your shares AGAINST the Stockholder Proposal.

Your directors have given careful consideration in the past to shortening their terms to one year and to annual elections of all members of the Board of Directors, and the Board has considered this change again in connection with Mr. Armstrong’s proposal. After careful deliberation, however, the Board of Directors has concluded that, for the reasons described below, it is in the best interests of Heartland and its stockholders to maintain a classified Board with three separate classes of directors elected to three-year staggered terms.
Stability and Continuity

We believe that the three-year staggered terms of directors provide stability and continuity in our leadership. Staggered terms are designed to ensure that at any given time, the Board of Directors has a majority of members who, by serving for several years, have developed a deeper understanding of the breadth and nature of our business. Directors who have considerable experience with and knowledge of our business are better equipped to provide the oversight and make the decisions required by a board of directors, and are, correspondingly, more capable of engaging in the long-term strategic planning that is critical to a financial institution’s success.

We believe that a staggered board is particularly beneficial for a mid-sized financial institution holding company with multiple regionally-based subsidiary banks. Both the financial accounting and controls for a financial institution holding company and the regulatory controls to which such a company are subject have become increasingly complex during the past 10 years. The application of these complex rules and controls varies significantly based on the location of the subsidiary banks and, more importantly. based on the character of its assets and liabilities. We believe it takes a considerable amount of time for a director to understand our operations and the application of these rules and policies to the operations, and that a director may not be fully productive after even one full year of service.

Further, with the best interests of Heartland and our stockholders in mind, we have been careful to manage expenses associated with our Board of Directors and, accordingly, we have limited the number of members on our Board. We believe that succession planning for small boards is better managed through staggered terms, since annual changeover of significant numbers of directors on a smaller board can have an adverse effect on its leadership operation.

Financial Performance

The proponent’s statement lists corporations that proponent maintains declassified their boards of directors because of proponent’s efforts. Our Board of Directors has not verified that statement to be true. However, the Board of Directors feels strongly that what may be appropriate for one company is not appropriate for all. This “one size fits all” view does not take into account the differences among companies and their management. In order to gauge the value of our Board’s contributions, stockholders must look at the history and performance of the Company and its record of providing stockholder value. Heartland has an excellent record of providing stockholder value, and the Board of Directors and management have demonstrated accountability to the stockholders through the financial performance of Heartland. Specifically, we note Heartland’s performance over the past several years, including consistent double-digit return on equity, significant growth in earnings per share, substantial growth in assets and improvement in asset quality. Heartland had a record-setting year in 2015, which included a record annual net income of $60.0 million, a 29% growth in earnings per share, a 27% growth in assets, 0.12% net charge-off rate to average total loans and a 5-year cumulative stockholder return of 200%.

Long-Term Outlook

We have a master plan of balanced profit and growth with proven strategies for creating long-term stockholder value. We believe a short-term focus on profitability, which may be encouraged by one year director terms, is not beneficial to our stockholders. We believe that we must maintain a clear focus on the long-term interests of our stockholders and adopt policies that support long-term growth through careful management of our assets and liabilities rather than short-term profitability that may be encouraged by actions such as risk-taking. The Board believes that having a classified Board of Directors better facilitates a long-term outlook, and provides the best value to Heartland’s stockholders.

Protection against Unfair Takeover Proposals

A classified board of directors can play an important role in protecting stockholders against an unsolicited takeover proposal at an unfair price. If our Board of Directors was not classified, a potential acquirer whose nominees receive a plurality of the votes cast at an annual meeting of the stockholders could replace all or a majority of the directors with its own nominees, who could then approve the takeover proposal from that acquirer even if the price did not adequately value Heartland. Classified board structures have been shown to be an effective means of protecting long-term stockholder interests from abusive stockholder activist tactics.

A classified board of directors encourages a potential acquirer to negotiate with the board of directors on an arm’s-length basis, and provides the board of directors with more time and leverage to evaluate the takeover proposal, negotiate the best result for all stockholders and consider alternatives available to the Company.

Accountability to Stockholders

We believe that a classified board of directors makes directors no less accountable to stockholders than a board elected annually. The fiduciary duties of directors elected to three-year staggered terms are identical to those of directors elected annually, and Heartland’s directors believe that they are no less attentive to stockholder concerns as a result of having been elected to three-year staggered terms than they would be if elected to one-year terms.

Stockholders have the opportunity on an annual basis to express their opinion of the Board of Directors or management and to propose to our Board alternative candidates as directors. We have not received any proposals for alternative candidates for election to the Board.

We disagree with the proponent’s suggestion that a classified board lacks accountability to stockholders as we strongly believe that our performance, policies and conduct demonstrate our accountability and responsiveness to stockholders. While a board elected annually may be appropriate for some corporations that have large boards with unitary operations in unregulated industries, that have relatively uncomplicated operations, or that engage in short-term transactions with assets and liabilities that do not have long-term effect, we believe that is not appropriate for a bank holding company of our size and focus.

In response to the proponent’s assertion relating to the consolidation of the Chairman and CEO positions in one individual, we have diligently planned for succession in various layers of management, and this includes the eventual separation of the Chairman and CEO positions.

Additionally, in response to the proponent’s assertion regarding the CEO’s pledging of shares, it should be noted that less than one-third of Mr. Fuller’s holdings are pledged as collateral.

Finally, Heartland’s long history and culture of promoting significant stock ownership among directors, officers and employees reinforces and ensures strong alignment with Heartland stockholders’ interests.

RECOMMENDATION OF THE HEARTLAND BOARD

The Heartland Board of Directors unanimously recommends that stockholders vote “AGAINST” this Stockholder Proposal.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in our best interests.

Sincerely,

Lynn B. Fuller
Chairman of the Board

Dubuque, Iowa
April 6, 2016
ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY

APPENDIX A

HEARTLAND FINANCIAL USA, INC.
2012 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED

Article 1
INTRODUCTION

Section 1.1 Purpose, Effective Date and Term.  The purpose of this Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan is to promote the long-term financial success of Heartland Financial USA, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Stockholders. The “Effective Date” of the Plan was January 1, 2012, and the Plan is amended and restated effective March 8, 2016, the “Restatement Effective Date,” subject to approval by the Stockholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1 General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the terms of the Plan and such additional terms as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a) Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee.  Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a nonqualified stock option that is not intended to be an ISO; provided, however, that no ISOs may be (i) granted after the 10-year anniversary of the earlier of the Effective Date or Stockholder approval of the Plan or (ii) granted to a non-employee, and provided, further, that to the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options.  Unless otherwise specifically provided by its terms, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b) Stock Appreciation Rights.  A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value at the time of exercise of the SAR; over (ii) an exercise price established by the Committee.

(c) Stock Awards.  A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both) in the future.  Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units (“RSUs”) or any other equity-based Award as determined by the Committee.

(d) Cash Incentive Awards.  A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2 Exercise of Stock Options and SARs.  A stock option or SAR shall be exercisable in accordance with such terms as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Stockholder).  The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Stockholder; provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options or SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity.  The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) payment through a net exercise such that, without the payment of any funds for such exercise, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers' check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3 Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a) Performance Measures.  The performance measures described in this Section 2.3 may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan reserves, nonperforming assets; loans; deposits; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; interest margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units of the Company or a Subsidiary or a specific, or group of, product lines and may be measured relative to a peer group, an index or a business plan.

(b) Partial Achievement.  The terms of an Award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant's individual limitations as set forth in Section 3.3.

(c) Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management's Discussion and Analysis section of the Company's annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d) Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based

Compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4 Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to terms similar to the underlying Award. Notwithstanding the foregoing, for Awards granted on or after the Restatement Effective Date (i) no dividend equivalents shall be granted in connection with the grants of stock options, SARs or other Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award and (ii) no dividend payments or dividend equivalent payments shall be made with respect to any Performance-Based Compensation or other Award subject to performance-based vesting conditions prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or dividend equivalent relates) have been satisfied, waived or lapsed. Dividends and dividend equivalents that are not so vested shall be forfeited.

Section 2.5 Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, the Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant's acceptance of any Award shall be deemed to constitute the Participant's acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1 Shares.  The Shares with respect to which Awards may be made shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 900,000 Shares (all of which may be granted as ISOs) plus any Shares that are covered under the terms of a Prior Plan award that otherwise would become available for reuse subject to the limitations in Section 3.2(b) of this Plan. The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the date of Stockholder approval of the Plan, no further awards shall be granted under the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan.

(b) Counting Shares. For Awards granted on or after the Restatement Effective Date, except as set forth in this Section 3.2(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve. Subject to the limitations in Section 3.2(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation on Full Value Awards or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii) Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 3.2(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon an exercise of a stock option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 2.2 or any Shares tendered in payment of the exercise price of a stock option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to a stock option or SAR; (C) Shares covered by a stock-settled SAR issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using stock option exercise proceeds.

(iii) Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv) Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Section 3.3 Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a) Stock Options and SARs.  The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b) Stock Awards.  The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000.

(c) Cash Incentive Awards and Stock Awards Settled in Cash.  The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards or cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.

(d) Limitation for Awards Granted to Non-Employee Directors. Notwithstanding the other limitations set forth in this Section 3.3, on or after the Restatement Effective Date, no director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $100,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the director to receive an Award in lieu of all or a portion of retainers and meeting fees..

(e) Dividends, Dividend Equivalents and Earnings.  For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(f) Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

Section 3.4 Corporate Transactions; Repricing.

(a) Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan.  Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, provided, further, that no such payment shall be required in consideration of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b) No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Stockholders or as otherwise specifically provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of other stock awards, including stock options or SARs with a lower exercise price, to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5 Delivery of Shares.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws.  Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) Certificates.  To the extent that the Plan provides for the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement, if a Participant’s employment by the Company, or any Affiliate or successor of the Company, shall become subject to a Termination of Service (as defined in this Article 4) within the period beginning six months prior to a Change in Control and ending 24 months after a Change in Control (the “Covered Period”):

(a) All stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately upon the Termination of Service (subject to any forfeiture and expiration provisions otherwise applicable to the options or SARs).

(b) All stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately upon the Termination of Service (subject to any forfeiture and expiration provisions otherwise applicable to the stock awards or cash incentive awards).

(c) Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then the Award shall vest at target.

Section 4.2 Definition of Change in Control.  For purposes of the Plan, “Change in Control” means the first to occur of the following:

(a) the consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(b) the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election or nomination for election by the Stockholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(c) the consummation by the Company of (i) a merger or consolidation if the Stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 51% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(d) Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 51% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(e) Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

4.3 Definition of Termination of Service.  Solely for purposes of this Article 4, “Termination of Service” shall mean termination of the Participant’s employment either:

(a) by the Company or its successor, as the case may be, other than a termination for Cause or any termination as a result of death or disability; or

(b) by the Participant for Good Reason.

Voluntary retirement by the Participant shall not constitute a “Termination of Service” hereunder, unless it otherwise constitutes a Good Reason termination.

4.4 Definition of Good Reason.  For purposes of the Plan, “Good Reason” shall mean the Participant’s voluntary Termination of Service for one or more of the following reasons; provided, however, that for any of the following events that occur during the six-month period prior to a Change in Control, the Participant may only voluntarily terminate employment for Good Reason based upon such circumstances by giving written notice (as described below) on or before the date which is 30 days following such Change of Control:

(a) a material and adverse diminution in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the Covered Period, including, without limitation, if the Employee ceases to be an executive officer of a public company, if immediately prior to the Covered Period the Participant was an executive officer of a public company;

(b) a material reduction in the Participant’s “Base Compensation,” which is an amount equal to the sum of (i)the greater of the Participant’s then-current annual salary or the Participant’s annual salary as of the date of one day prior to the Change in Control; and (ii)the average of the three most recent bonuses paid to the Participant;

(c) relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment prior to the Covered Period or a requirement that the Participant engage in travel that is materially greater than prior to the Covered Period;

(d) failure by the acquirer to assume a change in control agreement (or other similar agreement) between the Participant and the Company at the time of the Change in Control; or

(e) a material breach by the Company, or its successor, of a change in control agreement (or similar agreement) with the Participant.

Notwithstanding the foregoing, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (a) - (e) above within 90 days of such initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, no benefits shall be due under this Article 4 with respect to such occurrence. If, during such 30-day period, the Company fails or refuses to cure the condition giving rise to Good Reason, the Participant shall be entitled to benefits under this Article 4 upon such Termination of Service; provided such Termination of Service occurs within 24 months of such initial existence of the applicable condition.

Article 5
COMMITTEE

Article 5.1 Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5.  The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)). Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Article 5.2 Powers of Committee.  The Committee's administration of the Plan shall be subject to terms of the Plan and the following:

(a) The Committee shall have the authority and discretion to select from among the Company's and the Subsidiary's employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b) In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

(c) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) The Committee shall have the authority to define terms not otherwise defined in the Plan.

(e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(f) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board who are not “outside directors” (within the meaning of Code Section 162(m)) the authority to grant Awards to eligible persons who are either (i) not then “covered employees” (within the meaning of Code Section 162(m)) and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and (b) delegating to a committee of one or more members of the Board who are not “non-employee directors” (within the meaning of Rule 16b-3) the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.  The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan.  The records of the Company and each Subsidiary as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Article 6.1 General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be issued under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Stockholders.

Article 6.2 Amendment to Conform to Law.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets.  No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the terms of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b) No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a

Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Stockholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability.  Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974). The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers shall not be made for consideration to the Participant.

Section 7.3 Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4 Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement.  Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections.  Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms, not inconsistent with the terms of the Plan, as the Committee may require.

Section 7.7 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.  All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns; or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company's minimum statutory withholding obligation.

Section 7.9 Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or a Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the applicable rules of any securities exchange or similar entity) by a duly authorized officer of the Company or such Subsidiary.\

Section 7.10 Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.11 Indemnification.  To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law.  The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14 Benefits Under Other Plans.  Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant's employer.

Section 7.15 Validity.  If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice.  Unless provided otherwise in an Award Agreement, all written communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001

Such communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's senior human resources officer and corporate secretary.

Section 7.17 Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant's receipt of an Award shall be deemed to constitute the Participant's acknowledgment of and consent to the Company's application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant's express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law without further consideration or action.

Section 7.18 Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure or other restrictive covenant set forth in the Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a) any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b) any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service;

(c) the profit realized by the Participant from the exercise of any stock options and SARs that the Participant has exercised after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d) the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the six-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b) ”Affiliate” means any entity which owns or controls, is owned by or is under common ownership or control with, the Company.

(c) “Award” means an award under the Plan.

(d) “Award Agreement” means the document that evidences the terms of an Award. Such document shall be referred to as an agreement regardless of whether a Participant's signature is required.

(e) ”Base Compensation” has the meaning ascribed to it in Section 4.4.

(f) “Board” means the Board of Directors of the Company.

(g) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of the Plan as it applies to that Participant, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant's duties (other than traffic violations or similar offenses), (iii) commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform his or her duties in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant's Termination of Service, facts and circumstances arising during the course of the Participant's employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(h) “Change in Control” has the meaning ascribed to it in Section 4.2.

(i) “Code” means the Internal Revenue Code of 1986.

(j) “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(k) “Company” means Heartland Financial USA, Inc., a Delaware Corporation.

(l) ”Covered Period” has the meaning ascribed to it in Section 4.1.

(m) “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company's or a Subsidiary's employees.

(n) “Effective Date” has the meaning ascribed to it in Section 1.1.

(o) “Exchange Act” means the Securities Exchange Act of 1934.

(p) “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading (including the NASDAQ Stock Market, the New York Stock Exchange, or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(q) “Full Value Award” shall mean any Award other than a stock option, SAR or similar Award, the value of which his based solely on an increase in the value of the Shares after the date of grant of such Award.

(r) “Good Reason” has the meaning ascribed to it in Section 4.4.

(s) “ISO” has the meaning ascribed to it in Section 2.1(a).

(t) “Participant” has the meaning ascribed to it in Section 1.2.

(u) “Performance-Based Compensation” has the meaning ascribed to it in Code Section 162(m).

(v) “Plan” means the Heartland Financial USA, Inc. 2012 Long-Term Incentive Plan.

(w) “Policy” has the meaning ascribed to it in Section 7.17.

(x) “Prior Plans” means the Heartland Financial USA, Inc. 2005 Long-Term Incentive Plan and the Heartland Financial USA, Inc. 2003 Stock Option Plan.

(y) “Securities Act” means the Securities Act of 1933.

(z) “SAR” has the meaning ascribed to it in Section 2.1(b).

(aa) “Share” means a share of Stock

(bb) “Stock” means the common stock of the Company, $0.10 par value per share.

(cc) “Stockholders” means the stockholders of the Company.

(dd) “Subsidiary” means any corporation, bank or other entity that would be a “subsidiary corporation” with respect to the Company as defined in Code Section 424(f).

(ee) For purposes of Article 4, “Termination of Service” has the meaning ascribed to it in Section 4.3. Otherwise, it means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

(ii)If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iii)A service provider other than an employee or director whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(iv)Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(ff) “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2 In the Plan, unless otherwise stated, the following uses apply:

(a) actions permitted under the Plan may be taken at any time and from time to time in the actor's reasonable discretion;

(b) references to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f) the words “include,” “includes” and “including” means “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g) all references to sections are to sections in the Plan;

(h) all words used shall be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j) any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

APPENDIX B

HEARTLAND FINANCIAL USA, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan. The purpose of the HEARTLAND FINANCIAL USA, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is to secure for HEARTLAND FINANCIAL USA, INC. (the “Company”), and its Related Corporations and its stockholders the benefits of the incentive inherent in the ownership of common stock by Employees. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

Section 2. Eligibility. Each Employee shall be eligible to participate in the Plan beginning on the Entry Date coincident with or next following the date on which the Employee has been employed. The Committee shall retain the right to change the eligibility criteria for any Offering Period, in advance of such Offering Period, provided such criteria is permissible under Code Section 423.

Section 3. Participation and Payroll Deductions.

(a)Enrollment. Each Employee may elect to participate in the Plan for an Offering Period by completing an enrollment form prescribed by the Committee and returning it to the Company on or before the date specified by the Committee, which date shall precede the Grant Date for the Offering Period. Each Employee shall be advised before the beginning of each Offering Period of the method of determining the purchase price under Section 4.

(b)Amount of Deduction. The enrollment form may specify a payroll deduction amount based on a percentage of Compensation, which shall be withheld from the Participant’s regular paychecks, which may include bonus paychecks, for an Offering Period. The Committee, in its sole discretion, may establish limitations, by number of shares or by dollar amount, on the maximum level of participation for any Offering Period. The Committee in its sole discretion may authorize payment in respect of any Option exercised hereunder by personal check.

(c)Payroll Deduction Accounts. Each Participant’s payroll deduction shall be credited, as soon as practicable following the relevant pay date corresponding to an applicable Offering Period, to a Payroll Deduction Account, pending the purchase of Shares in accordance with the provisions of the Plan. All such amounts shall be assets of the Company and may be used by the Company for any corporate purpose. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.

(d)Subsequent Offering Periods. Unless otherwise specified prior to the beginning of any Offering Period on an enrollment form prescribed by the Committee, a Participant shall be deemed to have elected to participate in each Offering Period within a Plan Year and for each subsequent Plan Year (and subsequent Offering Periods) for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Offering Period based on the election form on file with the Company for such prior Offering Period.

(e)Change in Participation.

(i)A Participant may cease participation in an Offering Period under the Plan by completing and filing the form prescribed by the Committee with the Company at least fifteen (15) days prior to the end of such Offering Period. Such cessation will become effective as soon as practicable following receipt of such form by the Company, whereupon no further payroll deductions will be made and the Company shall pay to such Participant an amount equal to the balance in the Participant’s Payroll Deduction Account as soon as practicable thereafter. To the extent then eligible, any Participant who ceased to participate may elect to participate again prior to any subsequent Offering Period.

(ii)Unless otherwise provided by the Committee, at any time during an Offering Period (but not more than once in any calendar quarter) a Participant may increase or decrease the percentage of Compensation subject to payroll deduction within the limits provided in Section 3(b) above and Section 4(b) below, by filing the form prescribed by the Committee with the Company. Such increase or decrease shall become effective with the first pay period following receipt of such form to which it may be practicably applied.

(iii)Notwithstanding anything contained herein to the contrary, if the Committee determines under Section 4 to change the Purchase Price, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Section 3(e)(i) or Section 3(e)(ii) before such change in the Purchase Price takes effect.

Section 4. Offerings and Purchase Price.

(a)Maximum Number of Shares. The Committee will implement the Plan by making offerings of Shares on each Grant Date until the maximum number of Shares available under the Plan has been issued pursuant to the exercise of Options.

(b)Exercise of Options. Subject to Section 4(d), on each Investment Date, each Participant shall be deemed, subject to Section 4(e), without any further action, to have exercised rights under the Plan to purchase the number of Shares determined by dividing the current balance of the Participant’s Payroll Deduction Account through such date by the Purchase Price (as determined in Section 4(c) below).

(c)In advance of any Offering Period, the Committee shall establish the method for determining the Purchase Price. The Committee may establish the Purchase Price using any of the following standards:

(iv)the Fair Market Value on the Grant Date;

(v)the Fair Market Value on the Investment Date;

(vi)the lower of the Fair Market Value on the Grant Date or Investment Date; or

(vii)a pre‑established percentage of any of the foregoing (but in no event less than eighty‑five percent (85%) of the Fair Market Value).

(d)Oversubscription of Shares. If the total number of Shares for which Options are exercised on any Investment Date exceeds the maximum number of Shares available under the Plan, the Company shall make a proportionate allocation among the Participants of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable.

(e)Limitations on Grant and Exercise of Options.

(i)Except as otherwise specified by the Committee prior to the beginning of an Offering Period under Section 3(b), the maximum number of Shares purchasable by any Participant during an Offering Period shall be Two Thousand Five Hundred (2,500) Shares.

(ii)No Option granted under this Plan shall permit a Participant to purchase Shares under all employee stock purchase plans (as defined under Code Section 423(b)) of the Company at a rate which, in the aggregate, exceeds $25,000 of the Fair Market Value of such Shares (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time.

(iii)No Employee who would own immediately after the Option is granted Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company (a “5% Owner”) shall be granted an Option. For purposes of determining whether an Employee is a 5% Owner, the rules of Code Section 424(d) shall apply in determining the Share ownership of an individual and Shares which the Employee may purchase under outstanding Options shall be treated as Shares owned by the Employee.

(iv)To comply with the foregoing limitation, the Company unilaterally may decrease a Participant’s payroll deduction at any time during an Offering Period.

Section 5. Distributions of Shares.

(a)Distributions of Shares. As soon as practicable following an Investment Date, Shares deemed purchased pursuant to Section 4(b) shall be distributed to the Participant.

(b)Termination of Employment. If a Participant ceases for any reason during an Offering Period to be an Employee, the balance of the Participant’s Payroll Deduction Account shall be refunded as soon as practicable to the Participant or, in the event of the Participant’s death, to the Participant’s estate. Notwithstanding the foregoing, if the Participant’s termination is due to Retirement occurring in the last three (3) months of an Offering Period, the Participant’s Payroll Deductions shall remain in the Plan (subject to withdrawal rights under Section 3(e)(i) and used to purchase Shares as if still employed on the Investment Date.

Section 6. Rights as a Stockholder. When a Participant purchases Shares pursuant to the Plan, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares so purchased or credited, whether or not certificates representing such Shares shall have been issued.

Section 7. Options Not Transferable. Options granted under the Plan are not transferable by a Participant and are exercisable during the Participant’s lifetime only by the Participant.

Section 8. Common Stock.

(a)Reserved Shares. Subject to the provisions of Section 9 relating to adjustments upon changes in the Company’s stock, there shall be reserved for the issuance and purchase under the Plan an aggregate of Five Hundred Thousand (500,000) Shares. Shares subject to the Plan shall be Shares currently authorized but unissued, or currently held or, to the extent permitted by Applicable Laws, subsequently acquired by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

(b)Restrictions on Exercise. In its sole discretion, the Board may require as conditions to the exercise of any Option that Shares reserved for issuance upon the exercise of an Option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant’s intention to purchase the Shares for investment only and not for resale or distribution.

(c)Restriction on Sale. Unless otherwise provided by the Committee, Shares purchased under the Plan shall not be transferable by a Participant for a period of twelve (12) months immediately following the Investment Date on which such Shares were purchased.

(d)Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Treasurer of the Company prior to the Investment Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by Applicable Laws.

(e)Fractional Shares. Unless otherwise provided by the Committee, fractional Shares will be credited to a Participants’ account if the amount of payroll deductions accumulated for any given Offering Period is not equally divisible by the Purchase Price for that Offering Period. However, fractional Shares will not be distributed to a Participant if the Participant requests that Shares be certified and distributed. Upon a request for distribution of Shares in certificate form from a Participant’s account, the Participant shall receive a certificate for the whole Shares and a check for the fractional Share in an amount equal to the proportionate Fair Market Value of a Share of common stock on the date the distribution is made from the Participant’s account.

Section 9. Adjustment Upon Changes In Capitalization.

(a)Subject to any required action by the Company or its stockholders, and subject to the provisions of applicable corporate law, if during an Offering Period the outstanding Shares increase or decrease or change into or are exchanged for a different number or kind of security or are otherwise affected by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of Shares, exchange of Shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Shares occurs without the Company’s receiving consideration therefore (any of which being referred to as a “Capitalization Event”), there shall automatically be made, unless otherwise provided by the Committee, a proportionate and appropriate adjustment in the number and kind of securities underlying Options, so that the proportionate interest of each Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to Options will not change the total price with respect to Option or other securities underlying the Participant’s election, but will include a corresponding proportionate adjustment in the price of the Share, to the extent consistent with Code Section 424.

(b)Upon the occurrence of a Capitalization Event, there shall automatically be made, unless otherwise determined by the Committee, a commensurate change to the maximum number and kind of Shares provided in Section 8.

(c)Except as expressly provided by this Section 9, no issuance by the Company of any of its securities of any kind, including securities convertible into shares of any class of stock, will affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to any Options or the price to be paid for stock under the terms of the Plan. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

(d)Upon a sale of all or substantially all of the assets of the Company, or the consolidation or merger of the Company with or into another corporation, subject to the Board’s right under Section 11 to terminate the Plan, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or Related Corporation of the successor or purchasing corporation. If the successor or purchasing corporation refuses to assume or substitute options for the Options under the Plan, the Offering Period then in progress shall be shortened by setting a new Investment Date (the “New Investment Date”). The New Investment Date shall be any date occurring before the effective date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Investment Date, that the Investment Date for the Participant’s Option has been changed to the New Investment Date and that the Participant’s Option shall be exercised automatically on the New Investment Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 3 hereof.

Section 10. Administration.

(a)Appointment. The Plan shall be administered by the Committee provided that the Committee shall be comprised solely of at least two (2) non‑employee, disinterested directors appointed by the Board. A disinterested director is any member of the Board who is a “Non‑Employee Director” within the meaning of paragraph (b)(3)(i) of Securities and Exchange Commission Rule 16b‑3 (“Rule 16b‑3”).

(b)Authority. The Committee has full authority and discretion to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan (including rules and regulations deemed necessary to comply with the requirements of Code Section 423). The Committee will have final and binding authority to: (i) establish and/or change the duration of any Offering Period; (ii) limit or increase the frequency and/or number of changes in the amounts withheld during an Offering Period; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation; (iv) delegate its functions to officers or employees of the Company or other persons; (v) establish additional terms and conditions with respect to the purchase of Shares under the Plan; and (vi) establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the administration of the Plan. The Committee shall take any of the foregoing actions that are necessary to assure the continued availability of the exemption provided in Rule 16b‑3. If and to the extent required by Rule 16b‑3 or any successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participant’s ability to participate in the Plan or sell any Shares received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distributions under the Plan as the Committee deems appropriate.

(c)Duties of Committee. The Committee shall establish and maintain records of the Plan and of each Payroll Deduction Account established for any Participant hereunder.

(d)Plan Expenses. The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

(e)Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

Section 11. Amendment and Termination.

(a)General Amendment Authority. Subject to the provisions of Code Section 423, the Board may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect in any material manner the rights of any Participant to benefits under the Plan which have accrued prior to the date of such action unless such action is required to comply with Applicable Laws; and provided, further, that no such action of the Board shall be effective without the approval of the Company’s stockholders if such approval is required by Applicable Laws.

(b)Administrative Amendments and Similar Actions. Without stockholder approval and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount deducted during a Offering Period, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts deducted from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable and consistent with the Plan and Applicable Laws. In addition, if the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including:

(i)altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(ii)shortening any Offering Period so that the Offering Period ends on any other Investment Date, including an Offering Period underway at the time of the Board action; and

(iii)allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)Termination. The Plan will terminate on the date on which there are no additional Shares reserved under the Plan for issuance to Participants. In addition, the Plan may be terminated at any earlier time, in the sole discretion of the Board. In the event of Plan termination, the Company shall refund to each Participant the amount of payroll deductions credited to their Payroll Deduction Account as soon as practicable following the effective date of such termination.

Section 12. Effective Date. The Plan was adopted by the Board with an Effective Date of March 8, 2016, subject to approval by the holders of the majority of Shares present and represented at an annual or special meeting of the stockholders held within twelve (12) months of the date the Plan is adopted. The Plan shall not become effective unless so approved.

Section 13. Governmental and Other Regulations. The Plan and the grant and exercise of Options to purchase Shares hereunder, and the Company’s obligations to sell and deliver Shares upon the exercise of Options to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

Section 14. No Implied Rights.

(a)No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Corporation, including any specific funds, assets, or other property which the Company or any Related Corporation, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Related Corporation, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Corporation shall be sufficient to pay any benefits to any Participant.

(b)No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Related Corporation or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Option under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 15. Withholding. As a condition to receiving Shares under the Plan, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any Shares distributable under the Plan, an amount necessary to satisfy all federal, state, local or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

Section 16. Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company and to set off and apply the amounts so withheld to payment of any such amounts owed to the Company, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.

Section 17. Notices, Etc. All elections, designations, requests, notices, instructions and other communications from a Participant to the Committee or the Company required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first‑class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

Section 18. Effect of Plan. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

Section 19. Governing Law. The Plan, all awards granted hereunder and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 20. Defined Terms. When used herein, the following terms shall have the following meanings:

(a)“Applicable Laws” shall mean all applicable laws, rules, regulations and requirements, including, but not limited to, corporate and securities laws of any of the United States, United States federal securities laws, the Code, the rules of any stock exchange or quotation system on which Shares are listed or quoted; and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where purchase rights are granted under the Plan or where Employees reside or provide services, as such laws, rules, regulations and requirements shall be in effect from time to time.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Code” shall mean the Internal Revenue Code of 1986, and any amendments thereto.

(d)“Committee” shall mean the committee acting under Section 10.

(e)“Compensation” unless otherwise provided by the Committee, shall mean “compensation” as defined under the Heartland Financial Retirement Plan (the “Retirement Plan”) for purposes of non‑discretionary employer contributions.

(f)“Effective Date” shall mean March 8, 2016.

(g)“Employee” shall mean an employee of an Employer.

(h)“Employer” shall mean the Company or any Related Corporation, unless otherwise determined by the Company.

(i)“Entry Date” shall mean the first day of each Plan Year.

(j)“Fair Market Value" shall mean, as of any date, the fair market value of a Share as determined in good faith by the Committee.

(k)“Grant Date” shall mean the first business day of each Offering Period, or such other date as may be determined by the Committee in its sole discretion.

(l)“Investment Date” shall mean the last business day of each Offering Period, or such other date as may be determined by the Committee in its sole discretion.

(m)“Offering Period” shall mean (i) the period commencing on the Effective Date and ending December 31, 2016, and (ii) each subsequent period of twelve (12) months starting on January 1 of each year and ending on December 31 of each year or any other shorter period(s) within a Plan Year as may be determined by the Committee in its sole discretion from time to time.

(n)“Participant” shall mean an Employee who has met the requirements of Section 2 and has properly elected to participate in the Plan pursuant to Section 3.

(o)“Payroll Deduction Account” shall mean the bookkeeping account established by the Company pursuant to Section 3 for each Participant.

(p)“Option” shall mean the right of a Participant to acquire Shares pursuant to the terms of the Plan.

(q)“Plan Year” shall mean January 1 through December 31 of each year.

(r)“Purchase Price” shall mean the price per Share as determined pursuant to Section 4(c).

(s)“Related Corporation” shall mean a corporation which would be a parent or subsidiary corporation with respect to the Company as defined in Code Section 424(e) or (f).

(t)“Retirement” shall mean the Participant’s termination on or after the date (i) the Participant reaches the age of fifty‑five (55) and has ten (10) years of combined service with the Company or Subsidiary (as determined by the Committee), or (ii) the Participant retires pursuant to the provisions of any defined benefit retirement plan sponsored by the Company or its subsidiaries that is then applicable to the Participant, all of the foregoing as approved by the Committee.

(u)“Share” shall mean a share of the Company’s common stock, par value $1.00 per share.

Section 21. Construction. In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)references to a governmental or quasi‑governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)indications of time of day mean Dubuque, Iowa time;

(f)“including” means “including, but not limited to”;

(g)all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as consistently applied in the United States of America.